      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2002



                                                      REGISTRATION NO. 333-85644

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         WEATHERFORD INTERNATIONAL LTD.
             (Exact name of Registrant as Specified in its Charter)


             BERMUDA                              3533                            98-0371344
 (State or Other Jurisdiction of      (Primary Standard Industrial              (IRS Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)


                                                                      BURT M. MARTIN
      C/O CORPORATE MANAGERS (BARBADOS) LTD.             SENIOR VICE PRESIDENT AND GENERAL COUNSEL
            FIRST FLOOR, TRIDENT HOUSE                        WEATHERFORD INTERNATIONAL, INC.
                LOWER BROAD STREET                           515 POST OAK BOULEVARD, SUITE 600
               BRIDGETOWN, BARBADOS                              HOUSTON, TEXAS 77027-3415
                  (246) 427-3174                                      (713) 693-4000
(Address, Including Zip Code, and Telephone Number,  (Name, Address, Including Zip Code, and Telephone
  Including Area Code, of Registrant's Principal                          Number,
                Executive Offices)                       Including Area Code of Agent for Service)

                                WITH COPIES TO:

                             ROBERT V. JEWELL, ESQ.
                              W. MARK YOUNG, ESQ.
                                ANDREWS & KURTH
                      MAYOR, DAY, CALDWELL & KEETON L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


     WE HAVE OBTAINED CONSENT UNDER THE EXCHANGE CONTROL ACT 1972 (AND ITS RELATED REGULATIONS) FROM THE BERMUDA MONETARY AUTHORITY FOR THE ISSUE AND TRANSFER OF THE WEATHERFORD INTERNATIONAL LTD. COMMON SHARES TO AND BETWEEN NON-RESIDENTS OF BERMUDA FOR EXCHANGE CONTROL PURPOSES PROVIDED WEATHERFORD INTERNATIONAL LTD.'S SHARES REMAIN LISTED ON AN APPOINTED STOCK EXCHANGE, WHICH INCLUDES THE NEW YORK STOCK EXCHANGE. THE ENCLOSED PROSPECTUS WILL BE FILED WITH THE REGISTRAR OF COMPANIES IN BERMUDA IN ACCORDANCE WITH BERMUDA LAW. IN GRANTING SUCH CONSENT AND IN ACCEPTING THE PROSPECTUS FOR FILING, NEITHER THE BERMUDA MONETARY AUTHORITY NOR THE REGISTRAR OF COMPANIES IN BERMUDA WILL ACCEPT ANY RESPONSIBILITY FOR OUR FINANCIAL SOUNDNESS OR THE CORRECTNESS OF ANY OF THE STATEMENTS MADE OR OPINIONS EXPRESSED IN THE PROSPECTUS.

                               (WEATHERFORD LOGO)

                        WEATHERFORD INTERNATIONAL, INC.
                       515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027


                                  May 22, 2002


Dear Weatherford Stockholder:


     You are cordially invited to join us at a Special Meeting of Stockholders of Weatherford International, Inc. to be held at 10:00 a.m. (Houston time) on Wednesday, June 26, 2002. The special meeting will be held at The St. Regis Hotel located at 1919 Briar Oaks Lane in Houston, Texas.


     We are pleased to present for your approval a proposed merger for the purpose of reorganizing your company. As a result of the merger, Weatherford International, Inc. will become an indirect subsidiary of a new Bermuda holding company, and you will become a shareholder of the new Bermuda holding company. The proposal is explained in the attached proxy statement/prospectus, which we encourage you to read.

     If the merger is completed, Weatherford International Ltd., a Bermuda exempted company that we recently formed (which we refer to as Weatherford Bermuda), and its subsidiaries will continue to conduct the business now conducted by Weatherford International, Inc. (which we refer to as Weatherford Delaware) and its subsidiaries. We believe this merger will facilitate the growth of your company by enabling it to gain business, financial and strategic advantages that are not available under our current corporate structure. The merger should enhance our access to international capital markets and our competitiveness regarding international opportunities. It should also increase our operational flexibility and improve our global tax position and cash flow. Additionally, the company should be a more attractive investment alternative to a wider range of investors.

     The shares you own of Weatherford Delaware will automatically be converted into the right to receive common shares of Weatherford Bermuda on completion of the merger. The number of Weatherford Bermuda shares you will own will be the same as the number of Weatherford Delaware shares you own immediately prior to the completion of the merger, and your relative economic ownership in the company will remain unchanged. The shares of Weatherford Bermuda will have substantially the same attributes as your existing Weatherford Delaware shares, and will be listed on The New York Stock Exchange under the symbol "WFT", which is the same symbol under which your existing Weatherford Delaware shares are currently listed.


     Generally, for U.S. federal income tax purposes, stockholders of Weatherford Delaware who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Weatherford Bermuda common shares in exchange for Weatherford Delaware shares pursuant to the merger. Further, although not free from doubt, the holding period for any Weatherford Bermuda common shares received by a U.S. holder recognizing gain with respect to the merger should begin the day after the effective date of the merger.


     WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE MERGER.

     This proxy statement/prospectus provides you with detailed information regarding the merger. We encourage you to read this entire document carefully. PLEASE CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8.

     The merger cannot be completed unless the holders of a majority of our outstanding shares of common stock entitled to vote on May 15, 2002 approve it. A newly formed acquisition company will be merged with and into Weatherford Delaware. Weatherford Delaware will be the surviving company and will continue to exist. Weatherford Bermuda will become the indirect parent holding company of Weatherford Delaware.



     YOUR BOARD OF DIRECTORS HAS APPROVED THE AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE "FOR" ITS ADOPTION.



     Whether or not you plan on attending the special meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of special meeting and proxy statement/ prospectus, please sign, date and return the enclosed proxy card. We urge you to join us in supporting this important opportunity.



     Please note that our annual meeting of stockholders is being held on June 26, 2002 at 9:00 a.m. You should have already received a proxy statement and a proxy card for the annual meeting. IN ORDER FOR YOUR SHARES TO BE VOTED AT BOTH THE ANNUAL MEETING AND THE SPECIAL MEETING, YOU MUST COMPLETE AND RETURN BOTH PROXY CARDS. We urge you to return both proxy cards for the annual meeting and the special meeting.



                                          Sincerely yours,



                                          /s/ BERNARD J. DUROC-DANNER

                                          --------------------------------------

                                          Bernard J. Duroc-Danner


                                          Chairman of the Board



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     This proxy statement/prospectus is dated May 22, 2002 and is first being mailed to stockholders on or about May 24, 2002.

                               [WEATHERFORD LOGO]

                        WEATHERFORD INTERNATIONAL, INC.

                                   ----------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 26, 2002


                                   ----------

To the Stockholders of Weatherford International, Inc.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Weatherford International, Inc. will be held at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas on Wednesday, June 26, 2002 at 10:00 a.m. (Houston time) for the following purposes:


          1. To adopt the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as Annex I, among Weatherford International, Inc., Weatherford Merger, Inc., Weatherford International Ltd., a Bermuda exempted company, and Weatherford U.S. Holdings, L.L.C., whereby Weatherford International, Inc. will become an indirect subsidiary of Weatherford International Ltd., and you will become a shareholder of Weatherford International Ltd. Weatherford Merger, Inc. will be merged with and into Weatherford International, Inc. Weatherford International, Inc. will be the surviving entity and become an indirect subsidiary of Weatherford International Ltd.; and

          2. To transact any other business as may properly come before the special meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.


     The board of directors has fixed the close of business on May 15, 2002 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.



     YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, YOU SHOULD VOTE YOUR PROXY BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE OR BY FOLLOWING THE INTERNET OR TELEPHONE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.



                                          By order of the Board of Directors,



                                          /s/ BURT M. MARTIN

                                          --------------------------------------

                                          Burt M. Martin


                                          Corporate Secretary



Houston, Texas


May 22, 2002

                               TABLE OF CONTENTS


                                                              PAGE
                                                              -----
ADDITIONAL INFORMATION......................................     iv
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     iv
QUESTIONS AND ANSWERS.......................................     vi
SUMMARY.....................................................      1
  The Merger................................................      1
     Parties to the Merger..................................      1
     The Merger.............................................      2
     Background and Reasons for the Merger..................      3
     Material U.S. Federal Income Tax Consequences to
      Stockholders..........................................      3
     Conditions to Consummation of the Merger...............      3
     Credit Facilities......................................      4
     Rights of Stockholders.................................      4
     Stock Exchange Listing; Recent Stock Prices............      4
     No Rights of Dissenting Stockholders...................      4
     Accounting Treatment of the Merger.....................      4
     Recommendation of the Board of Directors...............      4
     Vote Required..........................................      4
  General Provisions........................................      5
     Special Meeting........................................      5
     Proxies................................................      5
  Selected Historical Consolidated Financial Data...........      6
  Summary Pro Forma Financial Information...................      7
RISK FACTORS................................................      8
THE MERGER..................................................     11
  Structure of the Merger...................................     11
  Background and Reasons for the Merger.....................     11
  The Merger Agreement......................................     13
  Conditions to Consummation of the Merger..................     13
  Effective Time............................................     13
  Amendment or Termination..................................     14
  Share Conversion; Exchange of Shares......................     14
  Management of Weatherford Bermuda.........................     15
  Required Vote for the Merger..............................     15
  No Rights of Dissenting Stockholders......................     15
  Dividends.................................................     15
  Stock Compensation Plans and Employment Agreements........     15
  Stock Exchange Listing....................................     16
  Accounting Treatment of the Merger........................     16
  Credit Facilities.........................................     16
THE SPECIAL MEETING.........................................     18
  When and Where the Special Meeting Will Be Held...........     18
  What Will Be Voted Upon...................................     18

                                                              PAGE
                                                              -----
  Only Weatherford Delaware Stockholders of Record as of May
     15, 2002 Are Entitled to Vote..........................     18
  Majority of Outstanding Shares Must Be Represented for a
     Vote to Be Taken.......................................     18
  Vote Required for Approval................................     18
  Voting Your Shares and Changing Your Vote.................     19
  How Proxies Are Counted...................................     19
  Cost of Solicitation......................................     20
DESCRIPTION OF AUTHORIZED SHARES OF WEATHERFORD
  INTERNATIONAL LTD.........................................     21
  Authorized Share Capital..................................     21
  Meetings, Quorums and Voting..............................     22
  Dividend Rights...........................................     22
  Preemptive, Redemption, Sinking Fund and Conversion
     Rights.................................................     22
  Stock Exchange Listing....................................     23
  Capitalization of Profits and Reserves....................     23
  Untraced Shareholders.....................................     23
  Changes to Rights of a Class..............................     23
  Rights upon Liquidation...................................     23
  Liability for Further Calls or Assessments................     23
  Transfer of Shares........................................     23
  Repurchase Rights.........................................     24
  Access to Books and Records and Dissemination of
     Information............................................     24
  Compulsory Acquisition of Shares Held by Minority
     Holders................................................     24
  Registrar or Transfer Agent...............................     25
  Preferred Shares..........................................     25
  Anti-takeover Provisions..................................     25
  Election and Removal of Directors.........................     26
  Proceedings of Board of Directors.........................     27
  Certain Provisions of Bermuda Law.........................     27
ENFORCEMENT OF CIVIL LIABILITIES............................     28
COMPARISON OF RIGHTS OF STOCKHOLDERS........................     29
  Comparison of Corporate Governance Provisions.............     29
INCOME TAX CONSEQUENCES OF THE MERGER.......................     38
  U.S. Income Tax Consequences of the Merger................     38
  Bermuda Income Tax Consequences of the Merger.............     42
  Barbados Income Tax Consequences of the Merger............     43
OTHER INFORMATION...........................................     44
  Independent Public Accountants............................     44
  Stockholder Proposals and Nominations.....................     45

                                                              PAGE
                                                              -----
EXPERTS.....................................................     45
LEGAL MATTERS...............................................     46
WHERE YOU CAN FIND MORE INFORMATION.........................     46
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     46
ANNEX I AGREEMENT AND PLAN OF MERGER........................    I-1
ANNEX II MEMORANDUM OF ASSOCIATION..........................   II-1
ANNEX III BYE-LAWS..........................................  III-1

                             ADDITIONAL INFORMATION


     This proxy statement/prospectus incorporates documents by reference that are not included in or delivered with this document. Copies of the incorporated documents (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference in those documents) will be furnished upon written or oral request without charge to each person to whom this proxy statement/ prospectus is delivered. Requests should be made by June 19, 2002 and should be directed to Weatherford International, Inc., 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, Attention: Investor Relations, or you may telephone (713) 693-4000 or visit our website at "http://www.weatherford.com". Website materials are not part of this proxy statement/prospectus.


     Please read "Where You Can Find More Information" on page 46.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus as well as other filings made by us with the Securities and Exchange Commission, or SEC, and our releases issued to the public contain various statements relating to future results, including certain projections and business trends. We believe these statements constitute "Forward-Looking Statements" as defined in the Private Securities Litigation Reform Act of 1995.

     The following sets forth the various assumptions we use in our forward-looking statements as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this proxy statement/prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" beginning on page 8 and the following:

     - Unanticipated costs or nonrealization of expected benefits could affect our projected results. An inability to realize expected benefits of the merger within the anticipated time frame, or at all, would likely affect the forward-looking information provided by us. Similarly, any cost or difficulty related to the merger and related transactions, which could be greater than expected or thought, would also affect the forward-looking information provided by us.

     - Unanticipated changes in tax laws could have an adverse effect on our financial condition. Any change in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof or differing interpretation or enforcement of applicable law by the U.S. Internal Revenue Service or other taxing authorities would likely affect the forward-looking information provided by us.


     - A downturn in market conditions could affect our projected results. Any material changes in oil and gas supply and demand balance, oil and gas prices, rig count or other market trends would affect our results and would likely affect the forward-looking information provided by us. The oil and gas industry is extremely volatile and subject to change based on political and economic factors outside our control. Through the beginning of 2002, there was a general decrease in prices for oil and natural gas, reflecting diminished demand attributable to political and economic issues. In the last few months, there has been a modest increase and stabilization of prices for oil and natural gas. In addition, the United States economy and most foreign economies appear to have stabilized in the last few months despite their weakening in the prior periods. If an extended regional and/or worldwide recession would occur, it would result in even lower demand and lower prices for oil and gas, which would adversely affect our revenues and income. At this time, we have assumed that material declines during 2002 will be limited to North and Latin America. Furthermore, our forward-looking statements regarding our drilling and completion products and services assume a modest improvement in the international rig count during 2002 and that no extended material declines in the North American rig count will occur.



     - Our results are dependent upon our ability to react to the current market environment. During the fourth quarter of 2001 and 2002 to date, we have implemented a number of programs intended to reduce costs and align our cost structure with the current market environment. Our forward-looking statements assume these measures will generate the savings expected and, if the markets continue to decline, that any additional actions we pursue will be adequate to achieve the desired savings.


     - A material disruption in our manufacturing could adversely affect some divisions of our business. Our forward-looking statements assume that any manufacturing expansion and consolidation will be completed without any further material disruptions. If there are any additional disruptions or excess costs associated with the manufacturing changes, our results could be adversely affected.


     - Our success is dependent upon the integration of acquisitions. During 2001, we consummated acquisitions of several product lines and businesses, including the acquisition of Johnson Screens. The success of our acquisitions will be dependent on our ability to integrate the product lines and businesses with our existing businesses and eliminate duplicative costs. We incur various duplicative costs during the integration of the operations of acquired businesses into our operations. Our forward-looking statements assume the successful integration of the operations of the acquired businesses and their contribution to our results during 2002; however, there can be no assurance that the expected benefits of these acquisitions will materialize. Integration of acquisitions is something that cannot occur in the short-term and that requires constant effort at the local level to be successful. Accordingly, there can be no assurance as to the ultimate success of these integration efforts.

     - Our long-term growth strategy is dependent upon technological advances. Our ability to succeed with our long-term growth strategy is dependent in part on the technological competitiveness of our products and services. A central aspect of our growth strategy is to enhance the technology of our current products and services, to obtain new technologically-advanced value-added products through internal research and development and/or acquisitions and to then expand the markets for the technology through the leverage of our worldwide infrastructure. These technological advances include our underbalanced drilling technology, expandable technology, rotary expansion systems and recently added production optimization and fiber optic sensor technology. Our forward-looking statements have assumed above-average growth from these new products and services in 2002.

     - Currency fluctuations could have a material adverse financial impact on our business. A material decline in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from future changes in currencies.


     - Political disturbances, war, or terrorist attacks and changes in global trade policies could adversely impact our operations. Political disturbances, war, terrorist attacks and changes in global trade policies could impact our operations in these markets. We have assumed that there will be no material political disturbances, war, or terrorist attacks and that there will be no material changes in global trade policies.


     - Unexpected litigation and legal disputes could have a material adverse financial impact. If we experience unexpected litigation or unexpected results in our existing litigation that have a material effect on our financial results, the accuracy of the forward-looking statements would be affected. Our forward-looking statements assume that there will be no material unexpected litigation or results.


     Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in Weatherford Delaware's other filings with the SEC. For additional information regarding risks and uncertainties, please read Weatherford Delaware's other current filings with the SEC under the Exchange Act and the Securities Act, particularly under "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Weatherford Delaware's Quarterly Report on Form 10-Q for our quarter ended March 31, 2002 and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Weatherford Delaware's Annual Report on Form 10-K for our year ended December 31, 2001. These filings are available free of charge at the SEC's website at www.sec.gov.

     Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of any such document. We will generally update our assumptions in our filings as circumstances require.

                             QUESTIONS AND ANSWERS

WHEN AND WHERE WILL THE SPECIAL MEETING BE HELD?


     The special meeting will be held on Wednesday, June 26, 2002 at 10:00 a.m. (Houston time) at The St. Regis Hotel, located at 1919 Briar Oaks Lane in Houston, Texas.


WHAT AM I BEING ASKED TO VOTE ON AT THE SPECIAL MEETING?

     You are being asked to vote on a proposed merger for the purpose of reorganizing your company. As a result of the merger, Weatherford Delaware will become an indirect subsidiary of Weatherford Bermuda, and you will become a shareholder of Weatherford Bermuda. The board of directors recommends you vote FOR this proposal.

HOW WILL THE MERGER BE ACCOMPLISHED?

     A new Delaware company, Weatherford Merger, Inc., which has been formed specifically for the merger and is owned by Weatherford Bermuda, will merge with and into Weatherford Delaware. Weatherford Delaware will be the surviving company in the merger and will become an indirect subsidiary of Weatherford Bermuda. Each share of Weatherford Delaware common stock outstanding immediately prior to the effective time of the merger will automatically convert into the right to receive a common share of Weatherford Bermuda. Weatherford Bermuda will be the new Bermuda parent company of the entire Weatherford International group of companies, which will continue to be engaged in the same business that Weatherford Delaware and its subsidiaries were engaged in before the merger. The additional steps in the merger are more fully described in "The
Merger -- Structure of the Merger" on page 11.

WHAT ARE THE BENEFITS TO THE COMPANY OF COMPLETING THIS MERGER?

     A significant portion of our business is currently generated from non-U.S. markets. We believe the merger will allow us to take advantage of financial and other business opportunities that are not available under our current corporate structure, including:

     - maximization of our potential business growth and cash flow;

     - expansion of our international businesses as a result of greater flexibility in financing arrangements, transaction structuring and access to global capital;

     - increased competitiveness regarding domestic and international acquisition opportunities;

     - potential improvement of our global tax position and global cash management;

     - use of the greater cash flow to invest for further earnings growth; and

     - expansion of our investor base as our company's shares may become more attractive to non-U.S. investors.

     We believe these benefits should enhance stockholder value. However, we cannot predict what impact, if any, the merger will have in the long term because the achievement of our objectives depends on many things, including our ability to react to any changes in the tax laws and treaties of the various jurisdictions in which we operate or where we are incorporated or are resident. Please read "The Merger -- Background and Reasons for the Merger" beginning on page 11.

     It is important to note that currently proposed legislation, if enacted, would have the effect of eliminating or reducing the anticipated tax benefits of the transaction.

WHAT WILL HAPPEN TO MY EXISTING SHARES OF COMMON STOCK OF WEATHERFORD DELAWARE IN THE MERGER?

     Your Weatherford Delaware shares will automatically be converted into the right to receive Weatherford Bermuda shares. The number of Weatherford Bermuda shares you will own as a result of the merger will be the same as the number of Weatherford Delaware shares you own immediately prior to the completion of the merger, and your relative economic ownership in the company will remain unchanged. The shares of Weatherford Bermuda will have substantially the same attributes as your existing shares of common stock of Weatherford Delaware and will be listed on The New York Stock Exchange under the symbol "WFT", which is the same symbol under which your existing shares of common stock of Weatherford Delaware are currently listed.

WILL THE MERGER DILUTE MY OWNERSHIP INTEREST?

     No. The merger will not dilute your ownership interest. Immediately after the merger is consummated you will own the same percentage of Weatherford Bermuda common shares as you own of Weatherford Delaware common stock immediately prior to the completion of the merger.

WILL I BE TAXED AS A RESULT OF THE MERGER?


     Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Weatherford Bermuda common shares in exchange for Weatherford Delaware common stock in connection with the merger. A U.S. holder will generally recognize gain equal to the excess, if any, of the fair market value of the Weatherford Bermuda common shares received in the merger over the holder's adjusted tax basis in the shares of Weatherford Delaware common stock. Generally, this gain will be capital gain. Further, although not free from doubt, the holding period for any Weatherford Bermuda common shares received by a U.S. holder recognizing gain with respect to the merger should begin the day after the effective date of the merger. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Weatherford Delaware common stock in the merger. In the case of a loss, the adjusted tax basis in each Weatherford Bermuda common share received would equal the adjusted tax basis of each share of Weatherford Delaware common stock surrendered in exchange therefor, and the holding period relative to the Weatherford Delaware common stock would carry over to the Weatherford Bermuda common shares. Thus, subject to any subsequent changes in the fair market value of the Weatherford Bermuda common shares, any loss would be preserved.


     WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE MERGER.

WILL WEATHERFORD DELAWARE OR WEATHERFORD BERMUDA BE TAXED AS A RESULT OF THE MERGER?

     We believe that Weatherford Delaware and Weatherford Bermuda should not incur any significant taxes in connection with consummation of the merger. However, changes in tax laws, treaties or regulations or the interpretation or enforcement of these tax laws, treaties or regulations, could adversely affect the tax consequences of the merger to Weatherford Bermuda, its subsidiaries and the shareholders of Weatherford Bermuda and its subsidiaries. In addition, if the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects or interpretation of these laws, treaties and regulations, this could have a material adverse effect on the tax consequences of the merger.

     It is important to note that several members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating or reducing the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the merger. As a result of the increased scrutiny of these transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which could have an adverse effect on the expected benefits of the merger. If in response to any of these changes Weatherford Bermuda or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional adverse tax consequences to Weatherford Bermuda, its subsidiaries or its shareholders.

WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

     We intend to complete the merger promptly after the stockholders of Weatherford Delaware approve the merger agreement at the special meeting, although the board of directors may delay completion of the merger for some period of time after stockholder approval pending receipt of third party consents or for other business reasons.

WHY WAS BERMUDA SELECTED AS THE PLACE OF INCORPORATION OF THE NEW PARENT
COMPANY?

     We chose Bermuda for its political stability, legal framework and business friendly environment. The first international (i.e., not locally owned) company was incorporated in Bermuda in the 1930s, and there are currently many companies incorporated there that are publicly traded on U.S. and European markets. We also chose Bermuda because of our familiarity with Bermuda and its corporate legal system through our experience with a subsidiary of Weatherford Delaware that has been incorporated in Bermuda since 1983. Under current Bermuda law, a Bermuda company is not required to pay taxes in Bermuda on either income or capital gains. In addition, despite some differences, the corporate legal system, based on English law, is such that your rights as a Weatherford Bermuda shareholder will be substantially similar to your rights as a stockholder in Weatherford Delaware. We encourage you to read the section "Comparison of Rights of Stockholders" beginning on page 29 for a more detailed description of the differences between your rights under Delaware law and under Bermuda law.

WILL THE PROPOSAL AFFECT CURRENT OPERATIONS? WHAT ABOUT THE FUTURE?

     The merger will have no immediate major impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of our business, independent of our place of incorporation.

     Although Weatherford Bermuda will be incorporated under Bermuda law, Weatherford Bermuda will be legally managed and controlled through an executive office located in Barbados and consequently will become resident in Barbados. Weatherford Bermuda will be registered as an external company in Barbados under the Barbados Companies Act, Cap. 308 of the laws of Barbados, and licensed to operate as an "International Business Company" or "IBC." As a resident of Barbados, Weatherford Bermuda should be entitled to the benefits under the income tax treaty entered into between the United States and Barbados. Under current Barbados law, an IBC will be required to pay a maximum rate of 2.5% income tax, which is gradually reduced to a minimum of 1% as income increases, on its non-Barbados source income.

WHAT VOTE IS REQUIRED TO APPROVE THE TRANSACTION?


     In order for us to effect the merger, we need affirmative votes from holders of a majority of the shares of Weatherford Delaware common stock outstanding and entitled to vote on May 15, 2002. SHARES FOR WHICH NO VOTES ARE CAST EFFECTIVELY WILL BE TREATED AS THOUGH THEY WERE VOTED AGAINST THE AGREEMENT AND PLAN OF MERGER, SO IT IS VERY IMPORTANT FOR ALL STOCKHOLDERS TO
VOTE.  Please read "The Special Meeting -- Vote Required for Approval" on page
18.



WILL I BE ABLE TO TRADE MY SHARES DURING THE TIME IT TAKES TO COMPLETE THE
MERGER?



     Yes.



DO I HAVE TO CHANGE MY STOCK CERTIFICATES?



     Yes. At the effective time of the merger, a subsidiary of Weatherford Bermuda who is a party to the Agreement and Plan of Merger, Weatherford U.S. Holdings, L.L.C., will cause certificates representing a sufficient number of Weatherford Bermuda common shares to be deposited with an exchange agent for the purpose of enabling stockholders to exchange their Weatherford Delaware common stock for an equal number of Weatherford Bermuda common shares. After the merger occurs, American Stock Transfer & Trust Company, the exchange agent appointed by Weatherford U.S. Holdings in connection with the merger, will send a letter of transmittal to stockholders of Weatherford Delaware that will provide instructions on these exchange procedures. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

     For further information, please read "The Merger -- Share Conversion; Exchange of Shares" beginning on page 14.

WHO CAN VOTE AT THE SPECIAL MEETING?


     All holders of record of Weatherford Delaware common stock as of the close of business on May 15, 2002 are entitled to vote, or to grant proxies to vote, at the special meeting. Each share of Weatherford Delaware common stock is entitled to cast one vote.


WHO IS SOLICITING THESE PROXIES?


     Your vote and proxy is being solicited by Weatherford Delaware's board of directors for use at the special meeting. This proxy statement/prospectus and enclosed proxy card are being sent to stockholders beginning on or about May 24, 2002.


     In addition, Weatherford Delaware has retained Georgeson Shareholder Communications Inc. to solicit proxies at an estimated fee of $6,500, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the proxy materials. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

HOW DO I VOTE IF MY SHARES ARE REGISTERED IN MY NAME?

     By completing, signing and returning your proxy card in the enclosed postage-prepaid envelope, you will authorize the persons named on the proxy card to vote your shares according to your instructions. You may also vote by following the Internet or telephone voting instructions on the enclosed proxy card.

     Please vote as soon as possible even if you currently plan to attend the meeting in person, so that your shares may be represented and voted at the special meeting.

HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN "STREET NAME"?

     You should follow the voting instructions provided by your broker.

IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

     If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them for or against the merger. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.

WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

     There are three ways in which you may revoke your proxy and change your vote:

     - First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.

     - Second, you may complete and submit a new, later-dated proxy either by Internet, by telephone or in writing. The latest dated proxy actually received by Weatherford Delaware prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

     - Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change or revoke your proxy.

WHAT DO I DO IF I RECEIVE MULTIPLE PROXY CARDS?

     If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

HOW WILL MY SHARES BE VOTED IF I DO NOT INDICATE HOW I WISH TO VOTE?

     If you sign the proxy card but do not indicate how you wish to vote for the merger, the persons named on the proxy card will vote FOR the merger. If you "withhold" your vote for the merger, this will be counted as a vote AGAINST the merger.

HOW MANY SHARES CONSTITUTE A QUORUM?


     As of May 15, 2002, there were 120,436,996 shares of Weatherford Delaware common stock issued and outstanding. The holders of the common stock have the right to cast a total of 119,481,433 votes. The presence, in person or by proxy, of stockholders entitled to cast at least 59,740,717 votes will constitute a quorum at the special meeting. If you have followed the Internet or telephone voting instructions on the enclosed proxy card, or properly signed and returned your proxy card by mail, you will be considered part of the quorum. If a broker holding your shares in "street name" indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.



WHO DO I CONTACT WITH FURTHER QUESTIONS?



     You should contact:



        Weatherford Delaware:  Weatherford International, Inc.


                               515 Post Oak Boulevard, Suite 600


                               Houston, Texas 77027


                               Attention: Investor Relations


                               (713) 693-4000



        the Proxy Solicitor:      Georgeson Shareholder Communications Inc.


                                  17 State Street


                                  New York, New York 10004


                                  1-866-219-9786

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger and related transactions more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents to which we have referred you. Please read "Where You Can Find More Information" on page 46. The Agreement and Plan of Merger is attached as Annex I to this document. The Memorandum of Association and Bye-laws that will govern Weatherford Bermuda, the company of which you will own common shares if the merger is approved, are attached as Annexes II and III.

                                   THE MERGER

PARTIES TO THE MERGER

  WEATHERFORD INTERNATIONAL, INC.

     Weatherford Delaware is one of the world's leading providers of equipment and services used for the drilling, completion and production of oil and natural gas wells. Weatherford Delaware, as we know it today, was formed in connection with the May 1998 merger of Weatherford Enterra, Inc. into EVI, Inc. We were incorporated under the laws of Delaware in 1972. Many of our businesses, including those of Weatherford Enterra, have been conducted for more than 50 years.

     We conduct operations in approximately 100 countries and have approximately 485 service and sales locations, which are located in nearly all of the oil and natural gas producing regions in the world. We are among the leaders in each of our primary markets, and our distribution and service network is one of the most extensive in the industry.

     Our business is divided into three principal operating divisions:


     - Drilling and Intervention Services -- This division provides (1) drilling systems, (2) well installation services, (3) cementing products and (4) underbalanced drilling. It is a leader in each of these markets, and this division offers its products and services worldwide. Currently, this division generates approximately 64% of its revenues outside the United States.



     - Completion Systems -- This division provides a full range of completion products and services. It maintains a growing share of the world's completion market and offers leading proprietary and patented technologies, such as our expandable systems, aimed at minimizing formation damage and maximizing production. Currently, this division generates approximately 67% of its revenues outside the United States.



     - Artificial Lift Systems -- This division is the only organization in the world that is able to provide all forms of artificial lift used primarily for the production of oil. It also provides production optimization services and automation and monitoring of well head production. The current geographical mix of this division's revenues is 31% United States and 69% international.


     In addition to the above operations, historically we operated a Compression Services Division and a Drilling Products Division. In February 2001, we completed the merger of essentially all of our Compression Services Division into a subsidiary of Universal Compression Holdings, Inc. in exchange for 13.75 million shares of Universal, or approximately 48% of Universal's then outstanding common stock. In April 2000, we completed the spin-off to our stockholders of our Drilling Products Division through a distribution of the stock of our Grant Prideco, Inc. subsidiary. Grant Prideco's operations have been classified as discontinued in our financial statements.

  WEATHERFORD INTERNATIONAL LTD.

     Weatherford Bermuda is a newly formed Bermuda exempted company and is currently wholly owned by Weatherford Delaware. Weatherford Bermuda has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the merger and related transactions. As a result of the merger, it will become the indirect parent holding company of Weatherford Delaware.

  WEATHERFORD U.S. HOLDINGS, L.L.C.

     Weatherford U.S. Holdings, L.L.C. is a newly formed Delaware limited liability company and a wholly-owned, indirect subsidiary of Weatherford Bermuda. Weatherford U.S. Holdings was formed to accomplish the proposed merger and to hold directly all of the stock of Weatherford Delaware immediately subsequent to the merger. It has no significant assets or capitalization unrelated to the merger and has not engaged in any business or other activities except in connection with its formation and the merger and related transactions.

  WEATHERFORD MERGER, INC.

     Weatherford Merger, Inc. (which we refer to as Merger Sub) is a newly formed Delaware corporation and a wholly-owned, direct subsidiary of Weatherford U.S. Holdings. Merger Sub will merge with and into Weatherford Delaware. Please read "The Merger -- Structure of the Merger" on page 11. It has no significant assets or capitalization unrelated to the merger and has not engaged in any business or other activities except in connection with its formation and the merger and related transactions.

     The principal executive offices of Weatherford Delaware, Weatherford U.S. Holdings and Merger Sub are located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027. The telephone number of each party at that address is
(713) 693-4000. The registered office of Weatherford Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda. The principal executive offices of Weatherford Bermuda are currently located at c/o Corporate Managers (Barbados) Ltd., First Floor, Trident House, Lower Broad Street, Bridgetown, Barbados and its telephone number at that address is (246) 427-3174.

THE MERGER (Please read page 11)

     Weatherford Delaware's board of directors has approved and recommends that you adopt the Agreement and Plan of Merger. The terms of the merger are set forth in the Agreement and Plan of Merger attached as Annex I to this proxy statement/prospectus. As a result of the merger, you will own shares in a Bermuda company rather than a Delaware corporation. For a more detailed description of the differences between your rights under Delaware law and under Bermuda law, please read "Comparison of Rights of Stockholders" beginning on page 29. After completion of the merger, Weatherford Bermuda and its subsidiaries will continue to conduct the same business that Weatherford Delaware and its subsidiaries now conduct.

     The merger involves the following steps:

          1. Merger Sub will merge with and into Weatherford Delaware. Weatherford Delaware will be the surviving entity and become an indirect subsidiary of Weatherford Bermuda.

          2. In the merger, each outstanding share of common stock of Weatherford Delaware will automatically convert by operation of law into the right to receive one common share of Weatherford Bermuda. Stockholders of Weatherford Delaware will own exactly the same number of Weatherford Bermuda common shares immediately after the merger as they owned in Weatherford Delaware immediately before the merger. For a description of the terms of the Weatherford Bermuda common shares, please read the discussion under "Description of Authorized Shares of Weatherford International Ltd." beginning on page 21.

     Stockholders will be required to exchange their stock certificate(s) as a result of the merger. Each outstanding certificate representing shares of Weatherford Delaware shall automatically represent the right to receive the same number of Weatherford Bermuda common shares. Following the merger, certificates for common shares of Weatherford Bermuda will be issued upon surrender of certificates for existing shares of common stock of Weatherford Delaware to an exchange agent appointed by Weatherford U.S. Holdings. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.


BACKGROUND AND REASONS FOR THE MERGER (Please read page 11)



     International activities are an important part of our current business, and we believe that international operations will account for a greater percentage of our total revenues in the future. For the quarter ended March 31, 2002, non-U.S. revenues accounted for 65% of our revenues. Expansion of our international business is an important part of our current business strategy, and we believe that significant growth opportunities exist in the international marketplace. We believe that the merger will allow us to implement our business strategy more effectively.


     We believe that the merger should increase our access to international capital markets and acquisition opportunities, increase our attractiveness to non-U.S. investors, improve global cash management, improve our global tax position and result in a more favorable corporate structure for expansion of our current business. We anticipate that the merger may result in significant global tax savings. However, we cannot give any assurance as to what our global tax savings will be after the merger. In addition, a number of our competitors are incorporated outside of the United States and already have these competitive advantages. We believe the merger will allow us to compete more effectively on a global scale.

     For a discussion of the risk factors associated with the merger, please read the discussion under "Risk Factors" beginning on page 8.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS (Please read page
38)


     Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Weatherford Bermuda common shares in exchange for Weatherford Delaware common stock in connection with the merger. A U.S. holder will generally recognize gain equal to the excess, if any, of the fair market value of the Weatherford Bermuda common shares received in the merger over the holder's adjusted tax basis in the shares of Weatherford Delaware common stock. Generally, this gain will be capital gain. Further, although not free from doubt, the holding period for any Weatherford Bermuda common shares received by a U.S. holder recognizing gain with respect to the merger should begin the day after the effective date of the merger. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Weatherford Delaware common stock in the merger. In the case of a loss, the adjusted tax basis in each Weatherford Bermuda common share received would equal the adjusted tax basis of each share of Weatherford Delaware common stock surrendered, and the holding period relative to the Weatherford Delaware common stock would carry over to the Weatherford Bermuda common shares. Thus, subject to any subsequent changes in the fair market value of Weatherford Bermuda common shares, any loss would be preserved.


          WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE MERGER.

CONDITIONS TO CONSUMMATION OF THE MERGER (Please read page 13)

     The consummation of the merger is conditioned on several factors, including the affirmative vote of the holders of a majority of the outstanding shares of common stock of Weatherford Delaware entitled to vote at the special meeting and that none of the parties to the Agreement and Plan of Merger is subject to any governmental authority that in the discretion of the board of directors of Weatherford Delaware would make the consummation of the merger inadvisable.

CREDIT FACILITIES (Please read page 16)

     As a result of the merger, Weatherford Delaware may fail to comply with certain covenants contained in its credit agreements and other debt instruments. In addition, the merger may be deemed a "change of control" or constitute a "termination event" under these facilities. A change of control, termination event or failure to comply with covenants could

     - require mandatory prepayment of all amounts borrowed under these debt instruments,

     - result in a default under certain debt instruments, or

     - terminate Weatherford Delaware's ability to sell receivables under its receivables facility.


     Weatherford Delaware has obtained several waivers in connection with potential violations, change of control or termination events that require mandatory prepayments or trigger defaults and is seeking other waivers, although we cannot assure you that Weatherford Delaware will be able to obtain these other waivers. If waivers are not obtained, Weatherford Delaware will need to refinance amounts under the relevant agreements. Weatherford Delaware does not believe the mandatory prepayments, defaults or termination events will adversely affect it, its operations or its stockholders or Weatherford Bermuda or its shareholders if the merger is completed.


RIGHTS OF STOCKHOLDERS (Please read page 29)

     The principal attributes of the existing Weatherford Delaware common stock and the Weatherford Bermuda common shares will be substantially similar. There are differences, however, between the rights of stockholders under Delaware law and shareholders under Bermuda law. In addition, there are differences between Weatherford Delaware's certificate of incorporation and by-laws and Weatherford Bermuda's memorandum of association and bye-laws. We encourage you to read the section titled "Comparison of Rights of Stockholders" beginning on page 29 for a more detailed discussion of these differences.

STOCK EXCHANGE LISTING; RECENT STOCK PRICES (Please read page 16)

     Immediately following the merger, Weatherford Bermuda's common shares will be listed on The New York Stock Exchange under the symbol "WFT", the same symbol under which Weatherford Delaware's common stock is currently listed.

     The closing price per share of Weatherford Delaware's common stock on The New York Stock Exchange was $44.99 on April 4, 2002. The high and low sales prices of Weatherford Delaware's common stock on The New York Stock Exchange were $47.16 and $44.55 on April 4, 2002, the last trading day before the public announcement of the merger.

NO RIGHTS OF DISSENTING STOCKHOLDERS (Please read page 15)

     Under the Delaware General Corporation Law, you will not have "dissenters" or appraisal rights in connection with the merger.

ACCOUNTING TREATMENT OF THE MERGER (Please read page 16)

     The merger will be accounted for as a merger of entities under common control that will not result in changes in our historical consolidated carrying amounts of assets, liabilities and stockholders' equity.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF WEATHERFORD DELAWARE APPROVED THE AGREEMENT AND PLAN OF MERGER AND DECLARED ITS ADVISABILITY AND RECOMMENDS THAT YOU VOTE "FOR" ITS ADOPTION.

VOTE REQUIRED (Please read page 18)


     ADOPTION OF THE AGREEMENT AND PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF WEATHERFORD DELAWARE COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE ON MAY 15, 2002. ABSTENTIONS AND BROKER NON-VOTES WILL THEREFORE EFFECTIVELY BE COUNTED AS VOTES AGAINST ADOPTION OF THE MERGER AGREEMENT. As of the May 15, 2002 record date, there were 119,481,433 Weatherford Delaware shares outstanding and entitled to vote.

                               GENERAL PROVISIONS

SPECIAL MEETING (Please read page 18)

  TIME, DATE, PLACE


     The special meeting of stockholders will be held at 10:00 a.m. (Houston time) on Wednesday, June 26, 2002 at The St. Regis Hotel, located at 1919 Briar Oaks Lane in Houston, Texas.


  RECORD DATE


     Only stockholders of record at the close of business on May 15, 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting.



 QUORUM



     The presence, in person or by proxy, of stockholders holding a majority of the shares of Weatherford Delaware entitled to vote will constitute a quorum.



PROXIES (Please read page 19)



 GENERAL



     Stockholders of record may vote by marking, signing and mailing their proxy card in the enclosed postage-prepaid envelope or by following the Internet or telephone voting instructions on the enclosed proxy card.



     If you hold your Weatherford Delaware shares in the name of a bank, broker or other nominee, you should follow the instructions provided by such bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.



 REVOCATION



     There are three ways in which you may revoke your proxy and change your vote:



     - First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.



     - Second, you may complete and submit a new later-dated proxy either by Internet, by telephone or in writing. The latest dated proxy actually received by Weatherford Delaware prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.



     - Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.



If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change or revoke your proxy.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA



     The selected historical consolidated financial data of Weatherford Delaware in the table below were derived from Weatherford Delaware's audited consolidated financial statements as of and for the five years ended December 31, 2001 and Weatherford Delaware's unaudited consolidated condensed financial statements as of and for the quarters ended March 31, 2002 and March 31, 2001. This data should be read in conjunction with the audited consolidated financial statements and unaudited consolidated condensed financial statements of Weatherford Delaware, including the notes to the financial statements, incorporated by reference into this proxy statement/prospectus.



     We have not included data for Weatherford Bermuda, Merger Sub or Weatherford U.S. Holdings because they did not conduct business during any of the periods discussed below.



                               THREE MONTHS ENDED
                                    MARCH 31,                                YEAR ENDED DECEMBER 31,
                             -----------------------   --------------------------------------------------------------------
                                2002         2001         2001         2000             1999         1998           1997
                             ----------   ----------   ----------   ----------       ----------   ----------     ----------
                                   (UNAUDITED)          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues...................  $  568,249   $  526,158   $2,328,715   $1,814,261       $1,240,200   $1,363,849     $1,357,374
Operating Income...........      90,236       82,546      409,474      120,328(a)        66,818       36,171(b)     216,082
Income (Loss) from
  Continuing Operations....      45,219       43,510      214,651      (38,892)(a)(c)     16,206        (883)(b)    129,745
Basic Earnings (Loss) Per
  Share from Continuing
  Operations...............        0.38         0.39         1.88        (0.36)(a)(c)       0.16       (0.01)(b)       1.35
Diluted Earnings (Loss) Per
  Share from Continuing
  Operations...............        0.36         0.37         1.76        (0.36)(a)(c)       0.16       (0.01)(b)       1.33
Total Assets...............   4,470,648    3,349,387    4,296,362    3,461,579        3,513,789    2,638,612      2,508,034
Long-term Debt.............   1,093,999(d)    730,454   1,097,294(d)    730,176(e)      226,603      220,398        224,935
5% Convertible Subordinated
  Preferred Equivalent
  Debentures...............     402,500      402,500      402,500      402,500          402,500      402,500        402,500
Stockholders' Equity.......   1,949,355    1,369,070    1,838,240    1,338,458(f)     1,843,684    1,500,090      1,462,409
Cash Dividends Per Share...          --           --           --           --               --           --             --


---------------


(a) Reflects $56.3 million, $43.0 million net of taxes, of impairment charges related to the merger of essentially all of our Compression Services Division into Universal.



(b) Reflects $160.0 million, $104.0 million net of taxes, of merger and other charges relating to the merger between EVI and Weatherford Enterra and a reorganization and rationalization of our business in light of industry conditions.



(c) Includes $76.5 million of deferred tax provision associated with the deconsolidation of our Compression Services Division.



(d) Includes $347.1 million of our 6 5/8% Senior Notes due 2011, issued November 2001.



(e) Includes $910.0 million face amount of our Zero Coupon Convertible Senior Debentures, at the accreted discount amount of $509.2 million as of December 31, 2000, issued June 2000.



(f) Reflects the distribution of our Grant Prideco, Inc. subsidiary to our stockholders.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION



     A pro forma condensed consolidated balance sheet for Weatherford Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to Weatherford Delaware's historical consolidated condensed balance sheet as of March 31, 2002 and historical consolidated balance sheet as of December 31, 2001. The balance sheets are included in Weatherford Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and Annual Report on Form 10-K for the year ended December 31, 2001.



     A pro forma condensed consolidated income statement for Weatherford Bermuda is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to Weatherford Delaware's income from operations in the unaudited historical consolidated condensed income statement for the quarter ended March 31, 2002 and the audited historical consolidated income statement for the year ended December 31, 2001. The income statements are included in Weatherford Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and Annual Report on Form 10-K for the fiscal year ended December 31, 2001.



     Costs incurred in connection with the merger are not expected to be material and are expensed as incurred.

                                  RISK FACTORS



SOME WEATHERFORD DELAWARE STOCKHOLDERS WILL RECOGNIZE A TAXABLE GAIN AS A RESULT OF THE MERGER AND WILL NOT BE ABLE TO RECOGNIZE ANY LOSSES REALIZED.



     Generally, for U.S. federal income tax purposes, stockholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of Weatherford Bermuda common shares in exchange for Weatherford Delaware common stock in connection with the merger. A U.S. holder will generally recognize gain equal to the excess, if any, of the fair market value of the Weatherford Bermuda common shares received in the merger over the holder's adjusted tax basis in the shares of Weatherford Delaware common stock. Generally, this gain will be capital gain. Further, although not free from doubt, the holding period for any Weatherford Bermuda common shares received by a U.S. holder recognizing gain with respect to the merger should begin the day after the effective date of the merger. Stockholders will not be permitted to recognize any loss realized on the exchange of their shares of Weatherford Delaware common stock in the merger. In the case of a loss, the adjusted tax basis in each Weatherford Bermuda common share received would equal the adjusted tax basis of each share of Weatherford Delaware common stock surrendered, and the holding period relative to the Weatherford Delaware common stock would carry over to the Weatherford Bermuda common shares. Thus, subject to any subsequent changes in the fair market value of Weatherford Bermuda common shares, any loss would be preserved.



     WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE MERGER.



WEATHERFORD DELAWARE AND WEATHERFORD BERMUDA MAY INCUR SIGNIFICANT TAXES IF THE U.S. INTERNAL REVENUE SERVICE AND OTHER NON-U.S. TAXING AUTHORITIES DO NOT AGREE WITH OUR TAX TREATMENT OF VARIOUS ITEMS.



     Changes in tax laws, treaties or regulations or the interpretation or enforcement of these tax laws, treaties or regulations, could adversely affect the tax consequences of the merger to Weatherford Bermuda, its subsidiaries and the shareholders of Weatherford Bermuda and its subsidiaries. In addition, if the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects or interpretation of these laws, treaties and regulations, Weatherford Delaware could incur a material amount of U.S. federal income tax as a result of the merger.



WEATHERFORD BERMUDA'S NET INCOME AND CASH FLOW WOULD BE REDUCED IF WEATHERFORD BERMUDA BECOMES SUBJECT TO U.S. CORPORATE INCOME TAX.



     Weatherford Bermuda and other non-U.S. Weatherford affiliates will conduct their operations in a manner intended to ensure that Weatherford Bermuda and its non-U.S. affiliates do not engage in the conduct of a U.S. trade or business. However, if the IRS successfully contends that Weatherford Bermuda or any of its non-U.S. affiliates are engaged in a trade or business in the United States, Weatherford Bermuda or such non-U.S. affiliate would be required to pay U.S. corporate income tax on income that is subject to the taxing jurisdiction of the United States, and possibly the U.S. branch profits tax. Additionally, after the merger, Weatherford Delaware and its then-existing U.S. subsidiaries will continue to be subject to U.S. corporate income tax on their worldwide income, and Weatherford Delaware's then existing foreign subsidiaries will continue to be subject to U.S. corporate income tax on their U.S. operations.



LEGISLATION HAS BEEN PROPOSED THAT WOULD TREAT WEATHERFORD BERMUDA AS A U.S. CORPORATION FOR TAX PURPOSES AFTER THE MERGER AND SUBJECT IT TO MORE BURDENSOME U.S. CORPORATE INCOME TAX.



     Several members of the United States Congress have introduced legislation that, if enacted, may cause Weatherford Bermuda to be treated as a U.S. corporation for U.S. tax purposes, which would cause Weatherford Bermuda to be subject to U.S. corporate income tax on its worldwide income. Such members believe that the type of merger contemplated by Weatherford Delaware, Weatherford Bermuda,

U.S. Holdings and Merger Sub (collectively, the "Weatherford Group") results in an improper or unpatriotic reduction in U.S. federal income taxes. Specifically, since some of the Weatherford Group's foreign operations may not be subject to U.S. federal income taxation after the merger, it is anticipated that the Weatherford Group will pay less U.S. federal income tax. If the merger is completed, it is possible that legislation may be enacted thereafter with retroactive effect, which could treat Weatherford Bermuda as a U.S. corporation for tax purposes or reduce certain other benefits of the merger. In this event, under certain circumstances, Weatherford Bermuda might be subjected to more burdensome U.S. taxes than an ordinary U.S. corporation. Moreover, if Weatherford Bermuda, for this or any other reason, decided to redomesticate to the United States, the shareholders would possibly incur a tax on any incremental post-merger gain or possibly on their share of the earnings and profits, as determined for tax purposes, of Weatherford Bermuda. At this time, it is impossible to predict what legislation, if any, may be enacted, and if such legislation is enacted, its effect on a restructuring that occurs prior to the date the legislation is passed. While the passage of legislation may impose additional U.S. federal income tax liability over that which would be imposed in the absence of such legislation, a number of significant non-tax benefits of the merger likely would be unaffected by the legislation as currently introduced. The legislation currently introduced is generally focused on corporations that enter into a merger such as the one contemplated by the Weatherford Group in which the shareholders of the domestic merging corporation (i.e., the shareholders of Weatherford Delaware) own a controlling interest in the new foreign holding company (i.e., Weatherford Bermuda) after the merger. One of the intended bills would apply beginning in 2003 to corporations regardless of when such corporations effectuated their restructuring. Two bills would apply immediately to any corporation restructuring after September 11, 2001 and would apply beginning in 2004 to corporations restructuring on or before September 11, 2001. A fourth bill would apply to corporations restructuring on or after January 1, 2002. In addition, the Chairman of the Senate Finance Committee and the ranking Republican member introduced a bill that would treat foreign corporations as U.S. corporations if such corporations effectuated this restructuring after March 20, 2002. Furthermore, one member of Congress recently introduced a bill that would impose a moratorium on certain restructurings completed after September 11, 2001, and commenced on or before December 31, 2003. In a separate initiative, the United States Treasury Department has commenced a study of restructurings such as the one contemplated by the Weatherford Group and recently released a preliminary report that (1) addresses the current U.S. federal income tax treatment of both restructuring transactions and the post-restructuring operations of companies effectuating such transactions, (2) examines the features of the U.S. federal income tax law that either promote or compel companies to restructure, and (3) calls for further analysis. Weatherford Delaware will review all legislative developments prior to completing the merger to determine whether it is advisable to proceed.



WEATHERFORD BERMUDA IS A BERMUDA EXEMPTED COMPANY, AND IT MAY BE DIFFICULT FOR YOU TO ENFORCE JUDGMENTS AGAINST WEATHERFORD BERMUDA OR ITS DIRECTORS AND EXECUTIVE OFFICERS.



     Weatherford Bermuda is a Bermuda exempted company. As a result, the rights of holders of Weatherford Bermuda common shares will be governed by Bermuda law and Weatherford Bermuda's memorandum of association and bye-laws. Under these laws, it may be difficult for investors to effect service of process in the United States or to enforce in the United States judgments obtained in U.S. courts against Weatherford Bermuda (a substantial portion of whose assets will be located outside the United States), any non-U.S. directors of Weatherford Bermuda or some of the named experts referred to in this proxy statement/prospectus based on the civil liability provisions of the U.S. securities laws. We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against Weatherford Bermuda or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against Weatherford Bermuda or its directors or officers under the securities laws of other jurisdictions.

IT WILL BE DIFFICULT FOR SHAREHOLDERS TO BRING LEGAL ACTION AGAINST WEATHERFORD BERMUDA'S OFFICERS AND DIRECTORS.



     Weatherford Bermuda's bye-laws contain a broad waiver that limits the rights of shareholders to assert claims against Weatherford Bermuda's officers and directors unless the act or failure to act involves fraud or dishonesty. Under Weatherford Bermuda's bye-laws, Weatherford Bermuda's shareholders waive any claim or right of action, both individually and on Weatherford Bermuda's behalf, against any of Weatherford Bermuda's officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director.



WEATHERFORD BERMUDA'S BYE-LAWS HAVE ANTI-TAKEOVER PROVISIONS THAT MAY DISCOURAGE A CHANGE OF CONTROL. THESE ANTI-TAKEOVER PROVISIONS COULD RESULT IN A LOWER MARKET PRICE FOR WEATHERFORD BERMUDA SHARES AND MAY LIMIT A SHAREHOLDER'S ABILITY TO OBTAIN A PREMIUM FOR WEATHERFORD BERMUDA SHARES.



     Weatherford Bermuda's bye-laws contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions could make it more difficult for a third party to acquire Weatherford Bermuda, even if the third party's offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares and this may cause the market price of Weatherford Bermuda shares to decrease significantly. These provisions provide for:


     - directors only to be removed for cause;

     - restrictions on the time period in which directors may be nominated; and

     - the board of directors to determine the powers, preferences and rights of Weatherford Bermuda's preference shares and to issue the preference shares without shareholder approval.


     Similar to the current authority of Weatherford Delaware's board of directors, the board of directors of Weatherford Bermuda may issue preferred shares and determine their rights and qualifications. The issuance of preferred shares may delay, defer or prevent a merger, amalgamation, tender offer or proxy contest involving Weatherford Bermuda.



YOUR RIGHTS AS A STOCKHOLDER MAY BE ADVERSELY AFFECTED AS A RESULT OF THE
MERGER.


     Because of differences in Bermuda law and Delaware law and differences in the governing documents of Weatherford Bermuda and Weatherford Delaware, your rights as a stockholder will change if the merger is completed. For a description of these differences, please read "Comparison of Rights of Stockholders -- Comparison of Corporate Governance Provisions" beginning on page 29.


NEGATIVE PUBLICITY RESULTING FROM OUR PROPOSED REORGANIZATION COULD ADVERSELY AFFECT OUR BUSINESS AND OUR STOCK PRICE.



     Foreign reincorporations like our proposed reorganization that have recently been undertaken by other companies have generated significant press coverage, much of which has been negative. Negative publicity generated by our proposed reorganization could cause some of our customers or suppliers to be more reluctant to do business with us. This could have an adverse impact on our business. Negative publicity could also cause some of our stockholders to sell our stock or decrease the demand for new investors to purchase our stock, which could have an adverse impact on our stock price.

                                   THE MERGER

STRUCTURE OF THE MERGER

     The board of directors of Weatherford Delaware has approved and recommends that you adopt the Agreement and Plan of Merger. Under the Agreement and Plan of Merger, Merger Sub will merge with and into Weatherford Delaware. Weatherford Delaware will be the surviving company in the merger and become an indirect subsidiary of Weatherford Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as Annex I to this proxy statement/prospectus. As a result of the merger, your shares of Weatherford Delaware common stock will automatically convert into the right to receive the same number of Weatherford Bermuda common shares.

     After completion of the merger, you will own an interest in a Bermuda holding company which, through Weatherford Delaware and its other subsidiaries, will be engaged in the same business that Weatherford Delaware and its subsidiaries were engaged in prior to the merger.

     The merger involves the following steps:

          1. Merger Sub will merge with and into Weatherford Delaware. Weatherford Delaware will be the surviving entity and become an indirect subsidiary of Weatherford Bermuda.

          2. In the merger, each outstanding share of common stock of Weatherford Delaware will automatically convert by operation of law into the right to receive one common share of Weatherford Bermuda. Stockholders of Weatherford Delaware will own exactly the same number of Weatherford Bermuda common shares immediately after the merger as they owned in Weatherford Delaware immediately before the merger. For a description of the terms of the Weatherford Bermuda common shares, please read the discussion under "Description of Authorized Shares of Weatherford International Ltd." beginning on page 21.

     Although Weatherford Bermuda will be incorporated under Bermuda law, Weatherford Bermuda will be legally managed and controlled through an executive office located in Barbados. Weatherford Bermuda will be registered as an external company in Barbados under the Barbados Companies Act, Cap. 308 of the laws of Barbados, and licensed to operate as an "International Business Company" or "IBC."

BACKGROUND AND REASONS FOR THE MERGER

  INTERNATIONAL EXPANSION


     International activities are an important part of our current business. Internationally, operating revenues were approximately $1,020 million in 2000, $1,379 million in 2001 and $372 million in the first quarter of 2002, accounting for approximately 56%, 59% and 65%, respectively, of our total operating revenues in these periods. We believe that a substantial portion of future opportunities for our services will be outside of the United States and accordingly, we believe international operations will account for a greater percentage of our total revenues in the future. We believe the merger will give us competitive advantages not available to a U.S. company. As a Bermuda company, we believe we will have greater access to international capital markets and international acquisition opportunities, which will allow us to implement our international expansion strategy more effectively. In addition, a number of our competitors are incorporated outside of the United States and already have these competitive advantages. We believe the merger will allow us to compete more effectively on a global scale.


  GLOBAL TAX POSITION

     The board of Weatherford Delaware is recommending the merger in part because it believes that the merger will improve our global tax position and should maximize potential growth and cash flow. We anticipate that the reorganized structure may enhance our ability to realize significant tax savings. However, we cannot give any assurance as to what our tax savings will be after the merger. After the merger, our tax rate will depend on, among other things, profitability and the relative mix of our operations worldwide and our ability to react to any changes in tax laws, treaties and policies and the interpretation of these laws, treaties and policies in the jurisdictions where we operate or are incorporated or are resident. Our actual effective tax rate may vary materially from our expectations.

     As a result of the expected improvement in cash flow, we believe we will be able to:

     - maximize growth of existing businesses; and

     - commit additional capital to international expansion.

     Weatherford Bermuda will be indirectly subject to U.S. tax on income earned from its U.S. business much as we are now. However, we believe the merger may:

     - improve our global tax position;

     - facilitate foreign tax savings through a more flexible corporate structure; and

     - provide future U.S. tax savings to the extent that new foreign businesses may be held by Weatherford Bermuda without any intervening U.S. owners.

Thus, the new corporate structure should give us greater flexibility in seeking to lower our worldwide tax liability and effective tax rate.

     In addition, Weatherford Delaware's board believes that the merger will result in a more favorable corporate structure for expansion of our current business because it will facilitate the cost effective acquisition and operation of non-U.S. businesses.

     It is important to note that several members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating or reducing the anticipated tax benefits of the transaction. In addition, several other members of the United States Congress and the Treasury Department have recently announced the intent to investigate transactions such as the merger. As a result of the increased scrutiny of these transactions, changes in the tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, which could have an adverse effect on the expected benefits of the merger. If in response to any of these changes Weatherford Bermuda or its subsidiaries undertake a corporate restructuring, such restructuring could result in additional adverse tax consequences to Weatherford Bermuda, its subsidiaries or its shareholders.

  POTENTIAL EXPANSION OF INVESTOR BASE

     The board of Weatherford Delaware also believes that the merger may increase Weatherford Bermuda's attractiveness to non-U.S. investors. Estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. Although Weatherford Delaware has not paid any cash dividends on its common stock, distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes under the Internal Revenue Code of 1986, as amended, or the Code. As you will own common shares of a non-U.S. corporation following the merger, these taxes will generally no longer be applicable to non-U.S. investors. Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends, if any, paid by Weatherford Bermuda to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Weatherford Bermuda common shares. Likewise, under existing Barbados law, there will be no Barbados income or withholding tax on dividends, if any, paid by Weatherford Bermuda to its shareholders. Furthermore, U.S. shareholders will not be subject to any Barbados taxation on the sale or other transfer (including by gift or on the death of the shareholder) of Weatherford Bermuda common shares. Weatherford Bermuda is not aware of any other taxes that non-U.S. residents might incur that could discourage an investment in Weatherford Bermuda as compared to an investment in Weatherford Delaware. As a result, non-U.S. investors may be more receptive to an investment in Weatherford Bermuda common shares.

     In addition to the potential benefits described above, the merger will expose you to some risks. Please read the discussion under "Risk Factors" beginning on page 8. There are also differences between

Delaware and Bermuda corporate law and the organizational documents of Weatherford Delaware and Weatherford Bermuda. For a discussion of these differences, please read "Comparison of Rights of Stockholders" beginning on page 29. The board of directors of Weatherford Delaware has determined that the potential advantages of the merger substantially outweigh these risks and differences.

     Accordingly, the board of directors of Weatherford Delaware has approved the Agreement and Plan of Merger and declared its advisability and recommends that stockholders vote "FOR" its adoption. However, no assurances can be given that the anticipated benefits of the merger will be realized.

THE MERGER AGREEMENT


     Weatherford Delaware, Weatherford Bermuda, Merger Sub and Weatherford U.S. Holdings have entered into the Agreement and Plan of Merger, which is the legal document that governs the merger. We recommend that you read carefully the complete merger agreement for the precise legal terms of the merger and other information that may be important to you. The merger agreement is included in this proxy statement/prospectus as Annex I and is incorporated in this document by reference.


CONDITIONS TO CONSUMMATION OF THE MERGER

     The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:


     - the Agreement and Plan of Merger is adopted by the affirmative vote of holders of a majority of the shares of Weatherford Delaware common stock outstanding and entitled to vote on the record date;


     - none of the parties to the Agreement and Plan of Merger is subject to any governmental decree, order or injunction that in the discretion of the board of directors of Weatherford Delaware would make the consummation of any of the steps in the merger inadvisable;

     - the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission, and no stop order is in effect;

     - the Weatherford Bermuda common shares to be issued in connection with the merger have been approved for listing on The New York Stock Exchange, subject to official notice of issuance, for at least 10 trading days prior to the effective time of the merger;

     - all filings required by any governmental or regulatory agency are made;
       and

     - all consents and approvals required by any governmental or regulatory agency and all other material third-party consents are received.

     We are parties to agreements that require the consent of third parties prior to the implementation of the merger. We believe that we will obtain all material consents required prior to the completion of the merger and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the merger.

EFFECTIVE TIME

     If the Agreement and Plan of Merger is adopted by the requisite vote of Weatherford Delaware stockholders, the merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with Delaware law. If the merger agreement is adopted, Weatherford Delaware expects to file the certificate of merger and have the merger become effective promptly following the special meeting, although the board of directors may delay completion of the merger for some period of time after stockholder approval pending receipt of third-party consents or for other business reasons.

     In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the Agreement and Plan of Merger has been adopted by our stockholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of Weatherford Delaware at any time prior to its becoming effective, even though the Agreement and Plan of Merger has been adopted by our stockholders and all conditions to the merger have been satisfied.

AMENDMENT OR TERMINATION

     The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption by Weatherford Delaware stockholders. However, after adoption, no amendment, modification or supplement may be made or effected that does any of the following:

     - alters or changes the amount or kind of shares to be received by Weatherford Delaware stockholders in the merger;

     - alters or changes any term of the certificate of incorporation of the surviving corporation; or

     - alters or changes any other terms and conditions of the Agreement and Plan of Merger if any of the alterations or changes would adversely affect the holders of Weatherford Delaware common stock.

     Weatherford Delaware's board of directors may terminate the Agreement and Plan of Merger and abandon the merger at any time prior to its effectiveness.

SHARE CONVERSION; EXCHANGE OF SHARES


     Each share of Weatherford Delaware common stock will automatically convert by operation of law into the right to receive one common share of Weatherford Bermuda upon the consummation of the merger. If you desire to sell some or all of your Weatherford Bermuda common shares after the effective date of the merger, delivery to the exchange agent of the stock certificate(s) that previously represented shares of Weatherford Delaware common stock will be sufficient. Our exchange agent is American Stock Transfer and Trust Company, whose address is 59 Maiden Lane, Plaza Level, New York, N.Y. 10038.



     Although not free from doubt, the holding period for any Weatherford Bermuda common shares received by a U.S. holder recognizing a gain, for U.S. federal income tax purposes, with respect to the merger should begin the day after the effective date of the merger. The holding period for any Weatherford Bermuda common shares received by U.S. holders with a loss, for U.S. federal income tax purposes, on their Weatherford Delaware common stock will include the holding period of the Weatherford Delaware common stock exchanged therefor. Your right to sell shares of Weatherford Delaware common stock before the effective date of the merger will not be affected.


     Weatherford U.S. Holdings will appoint American Stock Transfer & Trust Company as exchange agent to handle the exchange of Weatherford Delaware stock certificates for Weatherford Bermuda common share certificates.

     Prior to or at the time of the merger, Weatherford U.S. Holdings will cause certificates representing a sufficient number of Weatherford Bermuda common shares to be deposited with the exchange agent for the purpose of enabling stockholders to exchange their Weatherford Delaware common stock for an equal number of Weatherford Bermuda common shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Weatherford Delaware stock certificates for Weatherford Bermuda share certificates, to each former Weatherford Delaware stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Weatherford Delaware stock certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Weatherford Delaware stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive share certificates representing the common shares of Weatherford Bermuda. After the merger, each certificate that previously represented shares of Weatherford Delaware common stock will represent only the right to receive the common shares of Weatherford Bermuda.

     Although Weatherford Bermuda anticipates that it will not pay any cash dividends on its common shares for the foreseeable future, if it does pay any dividends it will not pay dividends to holders of Weatherford Delaware stock certificates in respect of the common shares of Weatherford Bermuda into which the Weatherford Delaware shares represented by those certificates have been converted until the Weatherford Delaware stock certificates are surrendered to the exchange agent.

     After the merger becomes effective, Weatherford Delaware will not register any further transfers of shares of the Weatherford Delaware common stock that were outstanding prior to the merger. Any certificates for Weatherford Delaware shares that you present for registration after the effective time of the merger will be exchanged for certificates for Weatherford Bermuda common shares.

     If you surrender a Weatherford Delaware stock certificate and request the new Weatherford Bermuda certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer.

MANAGEMENT OF WEATHERFORD BERMUDA

     When the merger is completed, all of the directors and all of the executive officers of Weatherford Delaware will also be the directors and executive officers of Weatherford Bermuda. The current directors of Weatherford Delaware will also continue as directors of Weatherford Delaware.

REQUIRED VOTE FOR THE MERGER


     In order to complete the merger, the merger agreement must be adopted by the affirmative vote of holders of a majority of the shares of Weatherford Delaware common stock outstanding and entitled to vote on May 15, 2002. Because of this vote requirement, ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER. THE FAILURE OF A STOCKHOLDER TO SUBMIT A FORM OF PROXY OR TO VOTE IN PERSON AT THE MEETING WILL ALSO HAVE THE EFFECT OF A VOTE AGAINST THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER. Under the rules of The New York Stock Exchange, brokers who hold shares in "street name" for customers have the authority to vote on many "routine" proposals when they have not received instructions from beneficial owners. Under these rules, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the merger. THUS, ABSENT SPECIFIC INSTRUCTIONS FROM YOU, YOUR BROKER IS NOT EMPOWERED TO VOTE YOUR SHARES WITH RESPECT TO THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER (I.E., "BROKER NON-VOTES"). Because the affirmative vote of holders of a majority of the shares of Weatherford Delaware common stock is required for adoption of the Agreement and Plan of Merger, A BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.



NO RIGHTS OF DISSENTING STOCKHOLDERS



     Weatherford Delaware common stock is listed on The New York Stock Exchange and Weatherford Bermuda common shares will be listed on The New York Stock Exchange following the effective time of the merger. Accordingly, under Delaware law, you will not have "dissenters" or appraisal rights in connection with the merger.



DIVIDENDS



     Weatherford Delaware has not declared or paid any cash dividends on its common stock. We do not intend to pay any cash dividends on our common stock for the foreseeable future. If the Agreement and Plan of Merger is adopted and the merger is completed, Weatherford Bermuda anticipates that it will not pay any cash dividends on its common shares for the foreseeable future.



STOCK COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS



     If the merger is completed, Weatherford Delaware will amend and revise its employee and director stock option and other stock-based plans and arrangements to:


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

     - provide that Weatherford Delaware will continue to sponsor the employee plans and Weatherford Bermuda will assume sponsorship of certain director plans;

     - provide that common shares of Weatherford Bermuda will be issued upon the exercise of any options or the payment of any other stock-based awards under the plans and arrangements; and

     - otherwise appropriately reflect the substitution of common shares of Weatherford Bermuda for common stock of Weatherford Delaware under the plans and arrangements and related agreements.

Your approval of the merger will also constitute approval of those amendments and revisions to our stock option and other stock-based plans and arrangements providing for future use of Weatherford Bermuda common shares in lieu of common stock of Weatherford Delaware after the merger.

STOCK EXCHANGE LISTING

     Our common stock is currently listed on The New York Stock Exchange. There is currently no established public trading market for the common shares of Weatherford Bermuda. We will make an application so that, immediately following the merger, the common shares of Weatherford Bermuda will be listed on The New York Stock Exchange under the symbol "WFT", the same symbol under which Weatherford Delaware common stock is currently listed.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for as a merger of entities under common control that will not result in changes in Weatherford Delaware's historical consolidated carrying amounts of assets, liabilities and stockholders' equity.

CREDIT FACILITIES

     As a result of the merger, a "change of control" of Weatherford Delaware may be deemed to have occurred under:

     - our credit agreement, dated as of May 27, 1998, as amended, among Weatherford Delaware, one of its subsidiaries, Chase Bank of Texas, N.A., The Bank of Nova Scotia, and ABN AMRO Bank NV, which we refer to as the Chase credit agreement;

     - our credit agreement, dated as of April 26, 2001, as amended, among Weatherford Delaware, two of its subsidiaries, Bank One, NA, The Royal Bank of Scotland, Royal Bank of Canada, ABN AMRO Bank NV and Banc One Capital Markets, Inc., which we refer to as the Bank One credit agreement;

     - our credit agreement, dated as of June 18, 2001, as amended, among several subsidiaries of Weatherford Delaware and The Royal Bank of Scotland, which we refer to as the Royal Bank of Scotland credit agreement; and

     - the agreements dated as of July 2, 2001 among Weatherford Delaware, several of its subsidiaries, and several financial institutions relating to the sale of U.S. accounts receivable by Weatherford Delaware's subsidiaries, which we refer to collectively as the U.S. receivables facility.


     A change of control of Weatherford Delaware under the Chase credit agreement and the Bank One credit agreement would require a mandatory prepayment of all amounts borrowed under these facilities within 15 days after the change of control, and would constitute an event of default under the Royal Bank of Scotland credit agreement. A change of control of Weatherford Delaware would constitute a "termination event" under the U.S. receivables facility, which would terminate our ability to sell any additional receivables under this facility and would require that all receipts on previously sold receivables be applied to repay investments made by the purchasers under this facility until they had received a specified return on their investment. As of April 30, 2002, borrowings under the Chase credit agreement totaled $135.0 million, under the Bank One credit agreement totaled $60.9 million, and under the Royal

Bank of Scotland credit agreement totaled $35.7 million. As of that date, we also had $34.2 million of letters of credit outstanding under the Chase credit agreement. Also as of that date, purchasers under the U.S. receivables facility would be entitled to receive approximately $107.3 million from the collection of our receivables upon a termination event. Weatherford Delaware has obtained waivers in connection with any such change of control and any resulting mandatory prepayments, default, or termination event under the Chase credit agreement and the Bank One credit agreement, and is seeking similar waivers under the Royal Bank of Scotland credit agreement and the U.S. receivables facility, although we cannot assure you that Weatherford Delaware will be able to obtain these waivers. If waivers are not obtained, we will need to refinance amounts under the relevant agreements. Weatherford Delaware does not believe such mandatory prepayments, default or termination event will adversely affect it, its operations or its stockholders or Weatherford Bermuda or its shareholders if the merger is completed.

                              THE SPECIAL MEETING


     This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Weatherford Delaware common stock by the Weatherford Delaware board of directors relating to the merger and other matters to be voted upon at the special meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for Weatherford Bermuda common shares to be issued in connection with the merger. Weatherford Delaware mailed this proxy statement/prospectus to stockholders beginning on or about May 24, 2002. You should read this proxy statement/prospectus carefully before voting your shares.


WHEN AND WHERE THE SPECIAL MEETING WILL BE HELD


     The special meeting of stockholders will be held at 10:00 a.m. (Houston time) on Wednesday, June 26, 2002, at The St. Regis Hotel, located at 1919 Briar Oaks Lane in Houston, Texas.


     Please note that our annual meeting of stockholders is being held on June 26, 2002, at 9:00 a.m. You should have already received a proxy statement and a proxy card for the annual meeting. IN ORDER FOR YOUR SHARES TO BE VOTED AT BOTH THE ANNUAL MEETING AND THE SPECIAL MEETING, YOU MUST COMPLETE AND RETURN BOTH PROXY CARDS. We urge you to return both proxy cards for the annual meeting and the special meeting.

WHAT WILL BE VOTED UPON

     At the special meeting, you will be asked to consider and vote upon the following items:

     - To adopt the Agreement and Plan of Merger, substantially in the form attached to this proxy statement/prospectus as Annex I, among Weatherford Delaware, Merger Sub, Weatherford Bermuda and Weatherford U.S. Holdings whereby Weatherford Delaware will become an indirect subsidiary of Weatherford Bermuda and you will become a shareholder of Weatherford Bermuda. The merger will be accomplished by merging Merger Sub with and into Weatherford Delaware. Weatherford Delaware will be the surviving entity and become an indirect subsidiary of Weatherford Bermuda;

     - To transact any other business as may properly come before the special meeting.


ONLY WEATHERFORD DELAWARE STOCKHOLDERS OF RECORD AS OF MAY 15, 2002 ARE ENTITLED TO VOTE



     Only stockholders of record at the close of business on May 15, 2002, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were 119,481,433 shares of Weatherford Delaware common stock outstanding and entitled to vote at the special meeting.



MAJORITY OF OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN



     In order to have a quorum, the holders of a majority of the shares of Weatherford Delaware common stock outstanding and entitled to vote on the record date must be represented in person or by proxy at the special meeting.



VOTE REQUIRED FOR APPROVAL



     The Agreement and Plan of Merger must be adopted by the affirmative vote of holders of a majority of the shares of Weatherford Delaware common stock outstanding and entitled to vote on May 15, 2002. Each share of Weatherford Delaware common stock is entitled to cast one vote.

VOTING YOUR SHARES AND CHANGING YOUR VOTE



  VOTING YOUR SHARES



     The Weatherford Delaware board of directors is soliciting proxies from the Weatherford Delaware stockholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. IF YOU DO NOT VOTE BY MARKING, SIGNING AND MAILING YOUR PROXY CARD OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.


     Stockholders of record may vote by marking, signing and mailing their proxy card in the enclosed postage-prepaid envelope or by following the Internet or telephone voting instructions on the enclosed proxy card.

     If you hold your Weatherford Delaware shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

  CHANGING YOUR VOTE BY REVOKING YOUR PROXY

     There are three ways in which you may revoke your proxy and change your vote:


     - First, you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, stating that you would like to revoke your proxy. This notice must be received prior to the special meeting.


     - Second, you may complete and submit a new later-dated proxy either by Internet, by phone, or by marking, signing and mailing a new proxy card. The latest dated proxy actually received by Weatherford Delaware prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

     - Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

     If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy.

HOW PROXIES ARE COUNTED

     If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted for the merger. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it will be counted to determine whether there is a quorum present at the special meeting. Accordingly, because the affirmative vote of holders of a majority of the shares of Weatherford Delaware common stock entitled to vote at the special meeting is required to adopt the Agreement and Plan of Merger, A PROXY MARKED "ABSTAIN" WILL HAVE THE EFFECT OF A VOTE AGAINST THIS PROPOSAL. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the special meeting. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the adoption of the Agreement and Plan of Merger without specific instructions from the person who beneficially owns those shares. THEREFORE, IF YOUR SHARES ARE HELD BY A BROKER OR OTHER NOMINEE AND YOU DO NOT GIVE THEM INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, THIS WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER.

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

COST OF SOLICITATION


     Weatherford Delaware will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone or other means, Weatherford Delaware will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Weatherford Delaware will, upon request, reimburse these institutions for their reasonable expenses. Weatherford Delaware has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. Weatherford Delaware will pay Georgeson Shareholder Communications Inc. a fee of $6,500 and reimburse Georgeson Shareholder Communications Inc. for its expenses in connection with its services.


     WEATHERFORD DELAWARE STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                        DESCRIPTION OF AUTHORIZED SHARES
                       OF WEATHERFORD INTERNATIONAL LTD.

     Weatherford Bermuda is an exempted company incorporated under the laws of Bermuda and is registered with the Registrar of Companies in Bermuda under registration number 31953. Weatherford Bermuda was incorporated on April 2, 2002 under the name Weatherford International Ltd. Weatherford Bermuda's registered office is located at 2 Church Street, Hamilton, Bermuda. Weatherford Bermuda's agent for service of process in the United States is Weatherford International, Inc., 515 Post Oak Boulevard, Suite 600 Houston, Texas 77027-3415, USA.


     The memorandum of association and bye-laws of Weatherford Bermuda and the Companies Act 1981 (Bermuda), as amended, govern the terms of the share capital of Weatherford Bermuda. The memorandum of association of Weatherford Bermuda is attached to this proxy statement/prospectus as Annex II. The bye-laws of Weatherford Bermuda are attached to this proxy statement/prospectus as Annex III.



     Since April 2, 2002, there have been no (i) material changes to Weatherford Bermuda's share capital except as described below, (ii) mergers, amalgamations or consolidations of Weatherford Bermuda or any of its subsidiaries, (iii) material changes in the mode of conducting Weatherford Bermuda's business, (iv) material changes in the types of products produced or services rendered and (v) name changes. There have been no bankruptcy, insolvency, receivership or similar proceedings with respect to Weatherford Bermuda or its subsidiaries. There have been no public takeover offers by third parties for Weatherford Bermuda's shares nor any public takeover offers by Weatherford Bermuda for the shares of another company that have occurred during the last or current financial years.


     The following discussion is a summary of the terms of the share capital of Weatherford Bermuda that will be in effect immediately following the merger. This summary is not complete and is subject to the complete text of Weatherford Bermuda's memorandum of association and bye-laws that are attached as Annex II and Annex III, respectively, and incorporated by reference. We encourage you to read those documents carefully.

AUTHORIZED SHARE CAPITAL


     Weatherford Bermuda's memorandum of association as initially filed with the Registrar of Companies in Bermuda provided for an authorized share capital of 12,000 common shares. However, Weatherford Bermuda has adopted shareholder resolutions and filed a memorandum of increase of share capital with the Registrar of Companies to increase Weatherford Bermuda's authorized share capital to 500,000,000 common shares, par value US$1.00 per share and 10,000,000 undesignated preference shares, par value US$1.00 per share. The memorandum of increase of share capital is also attached to this proxy statement/ prospectus as Annex II. Upon completion of the merger, there will be 120,436,996 common shares issued and outstanding, assuming no share issuances by Weatherford Delaware after the date of this proxy statement/prospectus prior to completion of the merger, and no preference shares issued and outstanding. Included in this number of issued and outstanding common shares will be 15,768 common shares that Weatherford Delaware is committed to transfer to third parties in connection with certain prior acquisitions of businesses. This number of issued and outstanding common shares does not include: 20,829,239 common shares issuable upon exercise of stock options or in connection with certain other stock based benefit plans, of which options to acquire 4,547,823 common shares were exercisable as of May 15, 2002; 19,875,423 common shares issuable upon conversion or exercise of outstanding convertible securities and warrants; and 22,415 common shares that Weatherford Delaware is committed to transfer to third parties in connection with certain other prior acquisitions of businesses. All of Weatherford Bermuda's issued and outstanding common shares prior to the merger will be fully paid, and all of Weatherford Bermuda's shares to be received by Weatherford Delaware's stockholders in the merger will be fully paid.


     Pursuant to Weatherford Bermuda's bye-laws, and subject to the requirements of any stock exchange on which Weatherford Bermuda's shares will be listed and to any resolution of the shareholders to the contrary, Weatherford Bermuda's board of directors is authorized to issue any of Weatherford Bermuda's authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote Weatherford Bermuda's shares.

MEETINGS, QUORUMS AND VOTING

     Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote. Bermuda law also requires that shareholders be given at least five days' advance notice (unless shorter notice is agreed, as described below) of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Weatherford Bermuda's bye-laws provide that the chairman or Weatherford Bermuda's board of directors may convene an annual general meeting or a special general meeting. Under Weatherford Bermuda's bye-laws, at least 10 days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority of the shareholders entitled to attend and vote at the meeting holding not less than 95% of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy a majority of the shares entitled to vote at such meeting.

     The holders of Weatherford Bermuda common shares will be entitled to one vote per share on all matters submitted to a vote of the holders of common shares of Weatherford Bermuda. Weatherford Bermuda's bye-laws do not provide for cumulative voting. Except as specifically provided in Weatherford Bermuda's bye-laws or in the Companies Act, any action to be taken by the shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and voting at such meeting. There are no limitations imposed by Bermuda law or Weatherford Bermuda's bye-laws on the right of shareholders who are not Bermuda residents to hold or vote their Weatherford Bermuda common shares.

DIVIDEND RIGHTS

     Under Bermuda law, a company's board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Each Weatherford Bermuda common share is entitled to dividends if, as and when dividends are declared by its board of directors, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on Weatherford Bermuda's ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of Weatherford Bermuda's common shares.

     Any cash dividends payable to shareholders of Weatherford Bermuda at any time when the corresponding shares are quoted on The New York Stock Exchange will be paid to American Stock Transfer & Trust Company, Weatherford Bermuda's transfer agent in the United States, for disbursement to those holders. Weatherford Bermuda does not anticipate that it will pay any cash dividends on its common shares for the foreseeable future.

PREEMPTIVE, REDEMPTION, SINKING FUND AND CONVERSION RIGHTS

     Holders of Weatherford Bermuda's common shares have no preemptive, redemption, conversion or sinking fund rights.

STOCK EXCHANGE LISTING

     Immediately following the merger, Weatherford Bermuda's common shares will be listed on The New York Stock Exchange under the symbol "WFT", the same symbol under which Weatherford Delaware's common stock is currently listed.

CAPITALIZATION OF PROFITS AND RESERVES

     Pursuant to Weatherford Bermuda's bye-laws, its board of directors may (i) capitalize any part of the amount of Weatherford Bermuda's share premium or other reserve accounts or any amount credited to its profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

UNTRACED SHAREHOLDERS

     Weatherford Bermuda's bye-laws provide that its board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for 12 years from the date when such monies became due for payment. In addition, Weatherford Bermuda is entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable inquiries have failed to establish the shareholder's new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

CHANGES TO RIGHTS OF A CLASS

     If at any time Weatherford Bermuda has more than one class of shares, the rights attached to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% in nominal value of the issued shares of that class; or (ii) with the sanction of a majority of votes cast at a general meeting of the relevant class of shareholders at which a quorum, consisting of two or more persons holding or representing by proxy one-third of the issued shares of the class, is present. Weatherford Bermuda's bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issue of preferred shares ranking prior to common shares will not be deemed to vary the rights attached to common shares.

RIGHTS UPON LIQUIDATION

     In the event of Weatherford Bermuda's liquidation, dissolution or winding up, the holders of its common shares are entitled to share equally and ratably in Weatherford Bermuda's assets, if any, remaining after the payment of all of Weatherford Bermuda's debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

     Weatherford Bermuda's common shares to be acquired by Weatherford Delaware's stockholders in the merger will be duly and validly issued, fully paid and nonassessable.

TRANSFER OF SHARES

     Weatherford Bermuda's board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that is not fully paid. Weatherford Bermuda's board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as

Weatherford Bermuda's board of directors shall reasonably require. Subject to these restrictions, a holder of common shares may transfer the title to all or any of its common shares by completing a form of transfer in the form set out as Form "C" in the Schedule to Weatherford Bermuda's bye-laws (or as near thereto as circumstances admit) or in such other common form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share Weatherford Bermuda's board of directors may accept the instrument signed only by the transferor.

REPURCHASE RIGHTS

     The board of directors may, at its discretion, authorize the purchase by Weatherford Bermuda of its own shares of any class, at any price (whether at par or above or below par), as long as the purchase is made in accordance with the provisions of the Companies Act.

ACCESS TO BOOKS AND RECORDS AND DISSEMINATION OF INFORMATION

     Under Bermuda law, members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders without charge and by members of the general public on the payment of a fee. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right of shareholders to inspect or obtain copies of any other corporate records.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

     - By a procedure under the Companies Act known as a "scheme of arrangement". A scheme of arrangement could be effected by obtaining the agreement of Weatherford Bermuda and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

     - If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Bermuda Supreme Court (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

     - Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Bermuda Supreme Court for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

REGISTRAR OR TRANSFER AGENT

     A register of holders of the Weatherford Bermuda common shares will be maintained by Codan Services Limited in Bermuda, and a branch register will be maintained in the United States by American Stock Transfer & Trust Company, who will serve as branch registrar and transfer agent.

PREFERRED SHARES

     Pursuant to Bermuda law and Weatherford Bermuda's bye-laws, its board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company.

ANTI-TAKEOVER PROVISIONS

     Weatherford Bermuda's bye-laws have provisions that could have an anti-takeover effect. Generally, these provisions are intended to substantively replicate provisions currently in Weatherford Delaware's restated certificate of incorporation and by-laws. In addition, Weatherford Bermuda's bye-laws include an "advance notice" provision that places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Weatherford Bermuda.

     Directors can be removed from office at a special general meeting of shareholders only for cause by the affirmative vote of the holders of a majority of the voting power of Weatherford Bermuda on the relevant record date. The board of directors does not have the power to remove directors. These provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The bye-laws also provide that the board of directors will consist of not less than three nor more than 18 persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

     The bye-laws of Weatherford Bermuda provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the bye-laws, the shareholder must have given timely notice thereof in proper written form to the Secretary of Weatherford Bermuda and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission or by The New York Stock Exchange or any other exchange on which Weatherford Bermuda's securities are traded. To be timely for consideration at the annual general meeting, such shareholder's notice must be received by the Secretary at Weatherford Bermuda's principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 60 days before or after such anniversary date, not later than the 7th day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Weatherford Bermuda by the Secretary of Weatherford Bermuda within the time limits described above. In addition, the Companies Act provides for a mechanism by which not less than 100 shareholders or shareholders holding at least 5% of the voting power of a Bermuda company may require the company to give notice of a resolution that may properly be moved at an annual general meeting of the company, or to circulate to members entitled to notice of any general meeting a statement with respect to any proposed resolution or business to be dealt with at that meeting. Please read "Comparison of Rights of Stockholders -- Advance Notice Requirements for Matters to be Considered at a General Meeting" beginning on page 32.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Weatherford Bermuda's common shares must be taken at a duly called special or annual general meeting of shareholders unless taken by written resolution signed by or on behalf of all holders of common shares. Under the bye-laws, special general meetings may be called at any time by the chairman, the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act permits shareholders holding at least 10% of the paid-up capital of a company entitled to vote at general meeting to requisition a special general meeting.

     The board of directors is authorized to issue, from time to time, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with rights that could discourage a takeover or other transaction that holders of some or a majority of the Weatherford Bermuda common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

ELECTION AND REMOVAL OF DIRECTORS


     Weatherford Bermuda's bye-laws provide that its board of directors shall consist of between three and 18 directors. Weatherford Bermuda's board of directors will initially consist of 8 directors. Each director is elected for a one-year term of office, expiring at each annual general meeting.


     Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by Weatherford Bermuda's board of directors must give notice of the intention to propose the person for election. Such notice must be given not later than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 60 days before or after such anniversary date, not later than the 7th day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever occurs first.

     A director may be removed, with cause, by the shareholders, provided notice is given to the director of the shareholders' meeting convened for the purpose of removing the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

PROCEEDINGS OF BOARD OF DIRECTORS

     Weatherford Bermuda's bye-laws provide that its business is to be managed and conducted by its board of directors. Bermuda law requires that Weatherford Bermuda's directors be individuals, but there is no requirement in its bye-laws or Bermuda law that directors hold any of its shares. There is also no requirement in Weatherford Bermuda's bye-laws or Bermuda law that its directors must retire at a certain age.

     The remuneration of Weatherford Bermuda's directors is determined by its board of directors, and there is no requirement that a specified number or percentage of "independent" directors must approve any such determination. Weatherford Bermuda's directors may also be reimbursed for all travel, hotel and other expenses properly incurred by them in connection with Weatherford Bermuda's business or their duties as directors.

     Provided a director discloses a direct or indirect interest in any contract or arrangement with Weatherford Bermuda as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board of directors meeting. A director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) can not borrow from Weatherford Bermuda, (except loans made to directors who are bona fide employees or former employees pursuant to an employees' share scheme) unless shareholders holding 90% of the total voting rights have consented to the loan.

CERTAIN PROVISIONS OF BERMUDA LAW

     Weatherford Bermuda has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows Weatherford Bermuda to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on Weatherford Bermuda's ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of Weatherford Bermuda's common shares.


     Weatherford Bermuda has obtained the consent of the Bermuda Monetary Authority for the issue and free transferability of all of the common shares that are to be issued in connection with the merger to and between non-residents of Bermuda for exchange control purposes, provided Weatherford Bermuda's shares remain listed on an appointed stock exchange, which includes The New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to Weatherford Bermuda's performance or its creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of Weatherford Bermuda's business or for the correctness of any opinions or statements expressed in this proxy statement/prospectus. Certain issues and transfers of common shares involving persons deemed a resident of Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.


     This proxy statement/prospectus will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda. In accepting this proxy statement/prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of Weatherford Bermuda's business or for the correctness of any opinions or statements expressed in this proxy statement/prospectus.

     In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, Weatherford Bermuda is not bound to investigate or see to the execution of any such trust. Weatherford Bermuda will take no notice of any trust applicable to any of its shares, whether or not it has been notified of such trust.

                        ENFORCEMENT OF CIVIL LIABILITIES

     Weatherford Bermuda is a Bermuda exempted company. As a result, the rights of holders of its common shares will be governed by Bermuda law and its memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. One of the persons who will be a director of Weatherford Bermuda after the merger and some of the named experts referred to in this proxy statement/prospectus are not residents of the United States, and a substantial portion of Weatherford Bermuda's assets will be located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against Weatherford Bermuda or those persons based on the civil liability provisions of the U.S. securities laws. However, Weatherford Bermuda will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Weatherford Delaware, located at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, be its United States agent appointed for that purpose. Weatherford Bermuda has been advised by its Bermuda counsel, Conyers Dill & Pearman, that uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions (including the United States) against Weatherford Bermuda or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against Weatherford Bermuda or its directors or officers under the securities laws of other jurisdictions.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

     Your current rights as a stockholder of Weatherford Delaware are governed by Delaware law and Weatherford Delaware's restated certificate of incorporation and by-laws. After the merger, you will become a holder of Weatherford Bermuda common shares and your rights will be governed by the Companies Act and Weatherford Bermuda's memorandum of association and bye-laws.

     The principal attributes of the existing common stock of Weatherford Delaware and the Weatherford Bermuda common shares will be substantially similar; however, there are certain differences between your rights as a stockholder under Delaware law and as a shareholder under Bermuda law, which is largely modeled after the law of England. In addition, there are certain differences between Weatherford Delaware's restated certificate of incorporation and by-laws and Weatherford Bermuda's memorandum of association and bye-laws. Other than the addition of the advance notice provision in the bye-laws, it is our intention that your rights as a shareholder of Weatherford Bermuda be substantially the same as your rights as a stockholder of Weatherford Delaware before the merger and, accordingly, any differences that may arise would be as a consequence of the difference between Bermuda and Delaware law. In addition, actions that constitute violations of U.S. federal securities laws would not necessarily constitute violations of Bermuda law. Under Bermuda law, criminal liability may arise where any person makes or authorizes the making of an untrue statement in a prospectus unless that statement is immaterial or the person making the statement had reasonable grounds to believe that it was true at the time that he made the statement. In addition, under the Companies Act, civil liability for loss or damage sustained by persons purchasing shares from a company as a result of any untrue statement included in the company's prospectus may arise in respect of promoters of the company, persons who are or are named as officers of the company, and persons who have authorized the issue to the public of the prospectus. Civil liability on the part of the company may also arise as a result of untrue or misleading statements included in a prospectus.

     The memorandum of association and the bye-laws of Weatherford Bermuda that will be in effect upon consummation of the merger are included in this proxy statement/prospectus as Annexes II and III, respectively, and are incorporated by reference herein. The amended and restated certificate of incorporation of Weatherford Delaware is included as Exhibit 3.1 to Weatherford Delaware's Annual Report on Form 10-K for the year ended December 31, 1998 filed March 31, 1999. The amended and restated by-laws of Weatherford Delaware are included as Exhibit
3.2 to Weatherford Delaware's Current Report on Form 8-K filed June 2, 1998. The amended and restated certificate of incorporation and the amended and restated by-laws of Weatherford Delaware are incorporated by reference in this proxy statement/prospectus. Please read "Where You Can Find More Information" on page 46.

     The following is a comparison of the material rights of holders of existing common stock of Weatherford Delaware and common shares of Weatherford Bermuda.

COMPARISON OF CORPORATE GOVERNANCE PROVISIONS

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
BOARD OF DIRECTORS

Size of Board                      Weatherford Bermuda's bye-laws     Weatherford Delaware's organiza-
                                   provide that the board will        tional documents provide that the
                                   consist of not less than three     number of directors shall be
                                   nor more than 18 directors, as     determined by the board of
                                   determined by the board pursuant   directors.
                                   to a resolution adopted by the
                                   affirmative vote of a majority of
                                   the directors in office.

Term of Office                     The term of office of each         Weatherford Delaware's organiza-
                                   director shall be until the next   tional documents state that
                                   annual meeting following his or    directors hold office until their
                                   her election and until the         successors are elected and
                                   election of his or her successor.  qualified or until their

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
                                                                      resignation or removal, which
                                                                      ever comes first.

Vacancies                          Any vacancy arising from the       Weatherford Delaware's organiza-
                                   removal of a director for cause    tional documents state that any
                                   may be filled by the shareholders  vacancy on the board of directors
                                   at the meeting at which such       may be filled by any vote of the
                                   director was removed. If the       remaining directors or by the
                                   shareholders do not fill such      vote of the stockholders.
                                   vacancy, it may be filled by the
                                   board of directors. Any other
                                   vacancy among directors,
                                   including a vacancy that results
                                   from an increase in the number of
                                   directors, may be filled for the
                                   unexpired term by the remaining
                                   directors, provided that a quorum
                                   remains in office. During any
                                   vacancy the remaining directors
                                   shall have full power to act as
                                   the board of directors of
                                   Weatherford Bermuda.

Removal of Directors               Directors can be removed from      Under Weatherford Delaware's
                                   office at a special general        organizational documents, a
                                   meeting only for cause by the      director may be removed from
                                   affirmative vote of the holders    office (a) with or without cause
                                   of a majority of the voting power  by a vote of the majority of
                                   of Weatherford Bermuda on the      shares of stock entitled to vote
                                   relevant record date.              in the election of directors or
                                                                      (b) to the extent permitted by
                                                                      law, for cause by the vote of the
                                                                      majority of the directors then in
                                                                      office. However, a director may
                                                                      be removed for cause only after
                                                                      reasonable notice and op-
                                                                      portunity to be heard.

Indemnification of Directors and   Weatherford Bermuda shall indem-   Weatherford Delaware's organiza-
Officers                           nify any current or former         tional documents state that
                                   director, officer, resident        Weatherford shall indemnify
                                   representative, or any person      directors and officers to the
                                   serving or who has served at the   fullest extent that the General
                                   request of the company as a        Corporation Law of the State of
                                   director, officer, employee or     Delaware allows against expenses
                                   agent of another corporation,      (including attorney's fees),
                                   partnership, joint venture, trust  judgments, fines and amounts paid
                                   or other enterprise, against       in settlement actually and
                                   expenses actually and reason-      reasonably incurred in connection
                                   ably incurred in connection with   with any suit or proceeding to
                                   any threatened, pending or         which such director or officer is
                                   completed action, suit or          made a party by reason of holding
                                   proceeding.                        such office. The organizational
                                                                      documents further state that no
                                   Under the Companies Act, no        director of the corporation shall
                                   indemnification may be provided    be personally liable to the
                                   if the individual is fraudulent    corporation or its stockholders
                                   or dishonest in the performance    for monetary damages for breach
                                   of his or her duties to            of fiduciary duty as a director,
                                   Weatherford Bermuda (unless a      except for liability (a) for any
                                   court determines otherwise).       breach of the director's duty of
                                                                      loyalty to the corporation or its
                                   Under Weatherford Bermuda's bye-   stockholders, (b) for acts or
                                   laws, each shareholder waives any  omissions not in good faith or claim whether on his behalf or on  which involved intentional
                                   behalf of the company, against     misconduct or a knowing viola-
                                   any director or officer for any    tion of law, (c) for unlawful
                                   action taken by the director or    payment of dividends or unlawful
                                   officer, or the failure of the     stock purchase or redemption, or
                                   director or officer to take any    (d) for any transaction from
                                   action in the performance of his   which the director derived an
                                   duties, provided that this waiver  improper personal benefit. In
                                   does not extend to any matter      addition, Weatherford
                                   involv-

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
                                   ing any fraud or dishonesty on     Delaware may purchase and
                                   the part of the director or        maintain indemnification
                                   officer.                           insurance on behalf of its
                                                                      directors and officers.
                                   The indemnification provided for
                                   in the bye-laws is not exclusive   Delaware law generally permits a
                                   of other rights to which a         corporation to indemnify its
                                   director or officer may be         directors and officers against
                                   entitled, including rights pro-    expenses, judgments, fines and
                                   vided pursuant to the memorandum   amounts paid in settlement
                                   of association, bye-laws, any      actually and reasonably in-
                                   agreement, any insurance           curred in connection with a
                                   purchased by Weatherford Bermuda,  third- party action, other than a
                                   vote of shareholders or            derivative action, and against
                                   disinterested directors, or        expenses actually and reasonably
                                   otherwise, provided that           incurred in the defense or
                                   indemnification does not extend    settlement of a derivative
                                   to fraud and dishonesty.           action, provided that there is a
                                                                      determination that the individual
                                                                      acted in good faith and in a
                                                                      manner reasonably believed to be
                                                                      in or not opposed to the best
                                                                      interests of the corporation.
                                                                      That determination must be made,
                                                                      in the case of an individual who
                                                                      is a director or officer at the
                                                                      time of the determination:

                                                                      - by a majority of the
                                                                      disinterested directors, even
                                                                        though less than a quorum;

                                                                      - by a committee of disinterested
                                                                      directors, designated by a
                                                                        majority vote of disinterested
                                                                        directors, even though less
                                                                        than a quorum;

                                                                      - by independent legal counsel,
                                                                      regardless of whether a quorum of
                                                                        disinterested directors exists;
                                                                        quorum of disinterested
                                                                        directors exists; or

                                                                      - by a majority vote of the
                                                                      stockholders, at a meeting at
                                                                        which a quorum is present.

                                                                      Without court approval, however,
                                                                      no indemnification may be made in
                                                                      respect of any derivative action
                                                                      in which an individual is
                                                                      adjudged liable to the
                                                                      corporation.
                                                                      Delaware law requires
                                                                      indemnification of directors and
                                                                      officers for expenses relating to
                                                                      a successful defense on the
                                                                      merits or otherwise of a
                                                                      derivative or third-party action.
                                                                      Delaware law permits a
                                                                      corporation to advance expenses
                                                                      relating to the defense of any
                                                                      proceeding to directors and
                                                                      officers contingent upon those
                                                                      individuals' commitment to repay
                                                                      any advances, unless it is
                                                                      determined ultimately that those
                                                                      individuals are entitled to be
                                                                      indemnified.

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
SHAREHOLDERS MEETINGS

Calling a Special Meeting          A special general meeting may be   Weatherford Delaware's organiza-
                                   called by the Chairman of the      tional documents do not address
                                   board, the board of directors or   who can call a special meeting,
                                   by the shareholders when           thus Delaware's General
                                   requisitioned by the holders of    Corporation Law determines this
                                   at least 10% of the paid up        issue. Under Delaware law, a
                                   voting share capital of Wea-       special meeting may be called by
                                   therford Bermuda as provided by    the board of directors or by any
                                   the Companies Act.                 person or persons that the
                                                                      certificate of incorporation or
                                                                      by the by-laws authorizes.

Quorum Requirements; Adjournment   Holders of shares entitling them   Weatherford Delaware's organiza-
                                   to exercise a majority of the      tional documents define a quorum
                                   voting power of Weatherford        as the holders of a majority in
                                   Bermuda on the relevant date       interest of all stock issued,
                                   constitutes a quorum. At any       outstanding and entitled to vote
                                   meeting duly called, holders of a  at a meeting. Any meeting may be
                                   majority of the voting shares      adjourned by a majority of the
                                   represented at the meeting may     votes cast for adjournment,
                                   adjourn the meeting if a quorum    irrespective of whether a quorum
                                   is present, and if not present,    is present.
                                   the meeting must be adjourned and
                                   Weatherford Bermuda must provide
                                   notice to shareholders in the
                                   event the meeting is to be
                                   reconvened.

Action by Written Consent          The Companies Act provides that    Weatherford Delaware's organiza-
                                   shareholders may take action by    tional documents provide that any
                                   written consent with 100%          action to be taken at an annual
                                   shareholder consent required.      or special meeting of
                                                                      stockholders may be taken without
                                                                      a meeting, without prior notice
                                                                      and without a vote, if a consent
                                                                      in writing is signed by the
                                                                      holders of outstanding stock
                                                                      having at least the number of
                                                                      votes that would be necessary to
                                                                      take any such action at a meeting
                                                                      at which all of the shares that
                                                                      were entitled to vote were
                                                                      present and voted.

Advance Notice Requirements for    The Companies Act provides that    Weatherford Delaware's organiza-
Matters to be Considered at a      shareholders may, as set forth     tional documents do not address
General Meeting                    below and at their own expense     when or how a stockholder may
                                   (unless a company otherwise        bring a resolution to the vote of
                                   resolves), require a company to    stockholders.
                                   give notice of any resolution
                                   that the shareholders can          Weatherford Delaware's by-laws
                                   properly propose at the next       provide that any vacancy
                                   annual general meeting and/or to   occurring in the board of
                                   circulate a statement prepared by  directors may be filled by any
                                   the requesting shareholders in     vote or other occurrence of the
                                   respect of any matter referred to  remaining directors or by vote of
                                   in a proposed resolution or any    the stockholders.
                                   business to be conducted at a
                                   general meeting. The number of     Weatherford Delaware is subject
                                   shareholders necessary for such a  to the Securities Exchange Act of requisition is either that number  1934, as amended, which provides
                                   of shareholders representing at    that a shareholder who
                                   least 5% of the total voting       continuously holds at least
                                   rights of all shareholders having  US$2,000 in market value or 1% of a right to vote at the meeting to  a company's voting securities for
                                   which the requisition relates or   at least one year prior to the
                                   not less than 100 shareholders.    submission of a proposal and
                                                                      through the meeting date may,
                                                                      subject to certain conditions,
                                                                      include the proposal in the

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
                                   Weatherford Bermuda's bye-laws     company's proxy materials sent to
                                   provide that all nominations for   shareholders.
                                   election to the board of
                                   directors must be made following
                                   written notice to the secretary
                                   of Weatherford Bermuda
                                   accompanied by certain background
                                   and other information specified
                                   in the bye-laws. In connection
                                   with any annual general meeting,
                                   written notice of a shareholder's
                                   intention to make such
                                   nominations must be given to the
                                   secretary of Weatherford Ber-
                                   muda not less than 60 days nor
                                   more than 90 days prior to the
                                   anniversary date of the
                                   immediately preceding annual
                                   general meeting, provided that in
                                   the event the annual general
                                   meeting is called for a date that
                                   is not within 60 days before or
                                   after such anniversary date, not
                                   later than the 7th day following
                                   the day on which such notice of
                                   the date of the annual general
                                   meeting was mailed or such public
                                   disclosure of the date of the
                                   annual general meeting was made,
                                   whichever occurs first. In
                                   addition to shareholders' rights
                                   under the Companies Act referred
                                   to above, a shareholder may bring
                                   other business before a
                                   shareholder meeting, provided
                                   timely notice is received by the
                                   secretary of Weatherford Bermuda
                                   within the time limits described
                                   above. The notice must include a
                                   description of the proposed item,
                                   the reasons the shareholder
                                   believes support its position
                                   concerning the item, and other
                                   specified matters.

                                   Weatherford Bermuda will be
                                   subject to the Securities
                                   Exchange Act of 1934, as amended,
                                   which provides that a shareholder
                                   who continuously holds at least
                                   US$2,000 in market value or 1% of
                                   a company's voting securities for
                                   at least one year prior to the
                                   submission of a proposal and
                                   through the meeting date may,
                                   subject to certain conditions,
                                   include the proposal in the
                                   company's proxy materials sent to
                                   shareholders.

AMENDMENTS TO ORGANIZATIONAL
DOCUMENTS

Memorandum of Association/         Bermuda law provides that the      Weatherford Delaware's
Certificate of Incorporation       memorandum of association of a     certificate of incorporation may
                                   company may be amended by a        be amended as prescribed by the
                                   resolution passed at a general     Delaware General Corporation Law.
                                   meeting of shareholders of which   Delaware law requires that the
                                   due notice has been given. An      board of directors adopt a
                                   amendment to the memorandum of     resolution setting forth the
                                   association that alters the        amendment proposed, declaring its
                                   company's business objects may     advisability, and either calling
                                   re-                                a spe-

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
                                   quire approval of the Bermuda      cial meeting of the stockholders
                                   Minster of Finance, who may grant  entitled to vote on the proposed
                                   or withhold approval at his or     amendment or directing that the
                                   her discretion.                    proposed amendment be considered
                                                                      at the next annual meeting of the
                                   Under Bermuda law, the holders of  stockholders. Notice of such an aggregate of not less than 20%  meeting must describe such
                                   in par value of the company's      proposed amendment in full or
                                   issued share capital have the      briefly summarize the changes to
                                   right to apply to the Bermuda      be effected by the proposed
                                   courts for an annulment of any     amendment. If a majority of the
                                   amendment of the memorandum of     outstanding stock entitled to
                                   association adopted by             vote on the proposed amendment
                                   shareholders at any general        and a majority of the outstanding
                                   meeting, other than an amendment   stock of each class entitled to
                                   which alters or reduces a          vote on the proposed amendment as
                                   company's share capital as         a class have been voted in favor
                                   provided in the Companies Act.     of the proposed amendment, the
                                   Where such an application is       amendment is adopted.
                                   made, the amendment becomes
                                   effective only to the extent that
                                   it is confirmed by the Bermuda
                                   court. An application for an
                                   annulment of an amendment of the
                                   memorandum of association must be
                                   made within twenty-one days after
                                   the date on which the resolution
                                   altering the company's memorandum
                                   of association is passed and may
                                   be made on behalf of persons
                                   entitled to make the application
                                   by one or more of their number as
                                   they may appoint in writing for
                                   the purpose. No application may
                                   be made by shareholders voting in
                                   favor of the amendment.

Bye-laws/By-laws                   Weatherford Bermuda's bye-laws     Weatherford Delaware's by-laws
                                   provide that no bye-law shall be   may be amended by the board of
                                   rescinded, altered or amended,     directors, provided that (a) the
                                   and no new bye-law shall be made,  board of directors may not amend
                                   unless it shall have been          or repeal any section of the
                                   approved by a resolution of        by-laws which by law, by the
                                   Weatherford Bermuda's board of     certificate of incorporation or
                                   directors and by a resolution of   by the by-laws requires action by
                                   the shareholders. In the case of   the stockholders, and (b) any
                                   the bye-law setting out the        amendment or repeal of the
                                   voting majority necessary to       by-laws by the board of directors
                                   approve a business combination     may be amended or repealed by the
                                   (including an amalgamation), any   stockholders. The board of
                                   rescission, alteration or          directors may amend or repeal any
                                   amendment must be approved by a    provision of the by-laws by the
                                   resolution of the shareholders     vote of a majority of the entire
                                   holding a majority of the shares   board of directors. The
                                   entitled to vote on such business  affirmative vote of the holders
                                   combination.                       of 80% or more of the combined
                                                                      voting power of the then
                                                                      outstanding shares of stock of
                                                                      all classes or series of stock
                                                                      the holders of which are entitle
                                                                      to vote generally in the election
                                                                      of directors, voting together as
                                                                      a single class, shall be required
                                                                      to adopt, amend, alter or repeal
                                                                      any provision of the by-laws.

VOTING REQUIREMENT FOR             Except as otherwise specifically   Weatherford Delaware's organiza-
STOCKHOLDER ACTION                 provided in the bye-laws or the    tional documents provide that
                                   Companies Act, any action to be    when a quorum is present, any
                                   taken by the shareholders may be   matter shall be decided by vote
                                   taken by the                       of the holders of a

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
                                   affirmative vote of a simple       majority of the shares of stock
                                   majority of the shares voting at   entitled to vote on the matter
                                   a general meeting of Weatherford   except where a larger vote is
                                   Bermuda.                           required by law, by the
                                                                      certificate of incorporation or
                                                                      by the by-laws. The corporation
                                                                      shall not directly or indirectly
                                                                      vote any share of its own stock
                                                                      unless it is voting shares that
                                                                      it holds in a fiduciary capacity
                                                                      to the extent permitted by law.

PURCHASE OF SHARES                 Any issued shares may be           Under Delaware law, Weatherford
                                   purchased by Weatherford Bermuda,  Delaware's board may, to the
                                   to the extent not prohibited by    extent not prohibited by
                                   applicable law, by action of the   applicable law, purchase any
                                   board. Upon purchase by            issued shares of Weatherford
                                   Weatherford Bermuda, such shares   Delaware stock.
                                   will be cancelled.

OPTIONS AND WARRANTS               Directors may, in their            Under Delaware law, Weatherford
                                   discretion, grant options for any  Delaware's board may, in their
                                   class or series of class, to any   discretion, grant options for any
                                   persons for any period and upon    class or series of class, to any
                                   such terms as the board may deem   persons for any period and upon
                                   advisable, and cause ap-           such terms as the board of
                                   propriate instruments evidencing   directors may deem advisable, and
                                   such options to be issued.         cause appropriate instruments
                                                                      evidencing such options to be
                                                                      issued.

ISSUANCE OF PREFERENCE             The bye-laws provide that the      Weatherford Delaware's organiza-
SHARES/STOCK                       board of directors of Weatherford  tional documents allows the board
                                   Bermuda may from time to time      of directors to establish or
                                   authorize by means of a board      change the number of shares of
                                   resolution the issuance of         preferred stock and to fix the
                                   preference shares in one or more   designation and relative powers,
                                   series of preference shares, and   preferences and rights and the
                                   in the resolution or resolutions   qualifications or limitations or
                                   providing for the issue of such    restrictions of such preferred
                                   shares, the board of directors is  stock.
                                   expressly authorized to fix for
                                   each such series the number of
                                   shares that shall constitute such
                                   series, voting power, designa-
                                   tions, preferences and relative,
                                   participating, optional or other
                                   special rights and
                                   qualifications, limitations or
                                   restrictions thereof. Such a
                                   "blank check" preference share
                                   provision could have certain
                                   "anti-takeover" effects. Please
                                   read "Description of Authorized
                                   Shares of Weatherford
                                   International
                                   Ltd. -- Anti-Takeover Provisions"
                                   beginning on page 25.

APPROVAL OF MERGER/SALE OF ASSETS  The Companies Act permits an       In general, under the Delaware
                                   amalgamation between two or more   General Corporation Law, a plan
                                   Bermuda companies, or between one  of merger or consolidation must
                                   or more Bermuda "exempted          be approved by the affirmative
                                   companies' and one or more         vote of holders of a majority of
                                   foreign companies. As permitted    shares of each such corporation
                                   by Bermuda law, Weatherford        entitled to vote thereon.
                                   Bermuda's bye-laws provide that    However, no vote of stock-
                                   an amalgamation (other than with   holders of a constituent
                                   a wholly-owned subsidiary) shall   corporation surviving a merger
                                   be approved by the board of        shall be necessary to authorize a
                                   directors and by shareholders      merger if certain conditions are
                                   holding a majority of the shares   met.
                                   entitled to vote

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
                                   thereon.                           Similarly, a sale of all or
                                                                      substantially all of such
                                   Under Bermuda law, Weatherford     corporation's assets other than
                                   Bermuda is an "exempted company"   in the ordinary course of busi-
                                   since it will be owned             ness, or a voluntary dissolution
                                   predominantly by non-Bermudians.   of such corporation, requires the
                                                                      approval of such corporations'
                                   Please read "Description of        board of directors and the
                                   Authorized Shares of Weatherford   affirmative vote of holders of a
                                   International Ltd. -- Compulsory   majority of the shares entitled
                                   Acquisition of Shares Held by      to vote therein.
                                   Minority Holders" on page 24.

Dissenters' Rights                 Under Bermuda law, in the event    Delaware General Corporation Law
                                   of an amalgamation of a Bermuda    provides that a stockholder shall
                                   company with another company or    not have a right of appraisal of
                                   corporation, a shareholder of the  the fair value of the
                                   Bermuda company who is not         stockholder's shares of its
                                   satisfied that fair value has      company's stock if such stock, on
                                   been offered for such share-       the record date, is (i) listed on
                                   holder's shares may apply to a     a national securities exchange or
                                   Bermuda court within one month of  designated as a national market
                                   notice of the shareholders         system security on an interdealer
                                   meeting to appraise the fair       quotation system by the National
                                   value of those shares. The         Association of Securities
                                   amalgamation of a Bermuda company  Dealers, Inc. or (ii) held of
                                   with another company or            record by more than 2,000
                                   corporation (other than certain    holders. Weatherford Delaware's
                                   affiliated companies) requires     common stock has been, and will
                                   the amalgamation agreement to be   be on the record date, listed on
                                   approved by the company's board    The New York Stock Exchange under
                                   of directors and by a meeting of   the symbol "WFT", thus stock-
                                   its shareholders. Such             holders of Weatherford Delaware
                                   shareholder approval, unless the   do not have rights of appraisal.
                                   bye-laws otherwise provide,
                                   requires 75% of the share-
                                   holders voting at such meeting in
                                   respect of which the quorum shall
                                   be two persons holding or
                                   representing at least one third
                                   of the issued shares of the
                                   company. The bye-laws provide
                                   that an amalgamation (other than
                                   with a wholly-owned subsidiary)
                                   shall be approved by the board of
                                   directors and by shareholders
                                   holding a majority of shares
                                   entitled to vote thereon.

SHAREHOLDER DERIVATIVE SUITS       Class actions and derivative       Delaware General Corporation Law
                                   actions are generally not          requires that a stockholder
                                   available to shareholders under    bringing a derivative suit
                                   Bermuda law. The Bermuda courts,   against a Delaware corporation
                                   however, would ordinarily be       have been a stockholder at the
                                   expected to permit a shareholder   time of the disputed transac-
                                   to commence an action in the name  tion, or its shares thereafter of a company to remedy a wrong to  passed to the stockholder by
                                   the company where the act          operation of law from a person
                                   complained of is alleged to be     who was a holder at that time.
                                   beyond the corporate power of the
                                   company or is illegal or would     Under Delaware law, a complaint
                                   result in the violation of the     in a derivative suit must:
                                   company's memorandum of
                                   association or bye-laws. Fur-      - state the plaintiff was a
                                   thermore, consideration would be     stockholder at the time of the
                                   given by a Bermuda court to acts     transaction with respect to
                                   that are alleged to constitute a     which the plaintiff complains
                                   fraud against the minority           or that the plaintiff's shares
                                   shareholders or, for instance,       thereafter became the
                                   where an act requires the            plaintiff's by operation of
                                   approval of a greater percentage     law; and

PROVISION                                 WEATHERFORD BERMUDA               WEATHERFORD DELAWARE
---------                                 -------------------               --------------------
                                   of the company's shareholders
                                   than that which actually approved  - (1) allege with particularity
                                   it.                                  the efforts plaintiff has made to
                                                                        obtain the action the plaintiff
                                   When the affairs of a company are    desires from the directors of
                                   being conducted in a manner which    the corporation or (2) state
                                   is oppressive or prejudicial to      the reasons for the plain-
                                   the interests of some part of the    tiff's failure to obtain the
                                   shareholders, one or more            action or for not making the
                                   shareholders may apply to a          effort to obtain the action.
                                   Bermuda court, which may make
                                   such order as it sees fit,
                                   including an order regulating the
                                   conduct of the company's affairs
                                   in the future or ordering the
                                   purchase of the shares of any
                                   shareholders by other sharehold-
                                   ers or by the company.

ALTERATION OF CAPITAL              Weatherford Bermuda may, by reso-  Under the Delaware General Corpo-
                                   lution of the shareholders and,    ration Law, Weatherford Delaware
                                   where required, of a separate      may amend its certificate of
                                   class of shareholders:             incorporation to:

                                  - increase its authorized share    - increase, decrease or
                                    capital;                           reclassify its authorized capital
                                                                       stock;
                                   - divide its shares into several
                                     classes and attach thereto      - change the number, par value,
                                     respectively any preferential,    designations, preferences or
                                     deferred, qualified or special    relative, participating,
                                     rights, privileges or             optional or other special
                                     conditions;                       rights of the shares;

                                   - consolidate and divide all or   - change shares with par value
                                    any of its share capital into      into shares without par value, or
                                     shares of larger par value;       shares without par value into
                                                                       shares with par value;
                                   - subdivide its shares, or any of
                                     them, into shares of smaller par - subdivide or combine the
                                     value than is fixed by the         outstanding shares of any class
                                     memorandum of association;         or series of a class of shares
                                                                        into a greater or lesser number
                                   - make provision for the issue       of outstanding shares; or
                                     and allotment of shares that do
                                     not carry any voting rights;     - create new classes of stock
                                                                        having rights and preferences
                                   - cancel shares which, at the        either prior and superior or
                                     date of the passing of the         subordinate and inferior to the
                                     resolution in that behalf, have    stock of any class then
                                     not been taken or agreed to be     authorized.
                                     taken by any person, and
                                     diminish the amount of its
                                     share capital by the amount of
                                     the shares cancelled; and

                                   - change the currency
                                     denomination of its share
                                     capital.

                     INCOME TAX CONSEQUENCES OF THE MERGER

U.S. INCOME TAX CONSEQUENCES OF THE MERGER

  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

     Scope of Discussion


     In the opinion of Baker & McKenzie, the following general discussion constitutes, in all material respects, a fair and accurate summary under current law of the anticipated U.S. federal income tax consequences applicable to holders of Weatherford Delaware common stock as a result of the merger, and of the post-merger ownership and disposition of Weatherford Bermuda common shares. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Weatherford Delaware shareholders in light of their individual circumstances or to particular Weatherford Delaware shareholders who, for U.S. federal income tax purposes, are subject to special rules, such as:


     - dealers or traders in securities, commodities or currencies;

     - tax-exempt entities;

     - banks, financial institutions, or insurance companies;

     - grantor trusts;

     - real estate investment trusts or regulated investment companies;

     - holders who hold Weatherford Delaware common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of Weatherford Delaware common stock and one or more other investments;

     - holders who have been, but are no longer, citizens or residents of the United States;

     - holders whose functional currency is not the U.S. dollar;

     - holders who acquired their Weatherford Delaware common stock in compensatory transactions;

     - non-U.S. holders, as hereinafter defined, that are or previously have been engaged in the conduct of a trade or business, or that have or previously had a permanent establishment, in the United States; and

     - holders who own, or are deemed to own, 10% or more, determined by voting power or value, of Weatherford Delaware common stock or Weatherford Bermuda common shares.

     Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local, or foreign tax consequences relating to the merger or the ownership and disposition of Weatherford Delaware common stock or Weatherford Bermuda common shares.

     This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), the U.S. Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described below. Neither Weatherford Delaware nor Weatherford Bermuda will request any ruling from the Internal Revenue Service (the Service) as to the U.S. federal income tax consequences relating to the merger or the ownership and disposition of Weatherford Delaware common stock or Weatherford Bermuda common shares.

     For purposes of this discussion, a "U.S. holder" is a beneficial owner of Weatherford Delaware common stock that, for U.S. federal income tax purposes, is
(1) an individual citizen or resident of the United States, (2) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (a) a U.S. court can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of the substantial decisions of such trust. A "non-U.S. holder" is any beneficial owner of Weatherford Delaware common stock other than a U.S. holder. In the case of a holder that is a partnership, determinations as to material tax consequences are generally made at the partner level, but special considerations not set forth herein may apply.

     This discussion assumes that Weatherford Delaware stockholders hold their Weatherford Delaware common stock and Weatherford Bermuda common shares as capital assets. In addition, this discussion is based on certain customary assumptions and representations made or to be made by Weatherford Delaware and Weatherford Bermuda, including (1) that the facts set forth in this registration statement are true, accurate, and complete, and (2) that the merger will be consummated as described in this registration statement. Any change in the truth, accuracy or completeness of any of the facts, assumptions or representations on which this discussion is based could affect the tax consequences described below.

     THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO A WEATHERFORD DELAWARE STOCKHOLDER. EACH WEATHERFORD DELAWARE STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISER REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF WEATHERFORD BERMUDA COMMON SHARES IN LIGHT OF SUCH STOCKHOLDER'S OWN SITUATION.

  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS

     Receipt of Weatherford Bermuda Common Shares

     The merger should qualify as a "reorganization" within the meaning of section 368(a) of the Code. However, pursuant to special rules contained in section 367(a) of the Code and the Treasury Regulations promulgated thereunder, U.S. holders exchanging their Weatherford Delaware common stock for Weatherford Bermuda common shares pursuant to the merger will recognize gain, if any, but not loss. In general, for U.S. federal income tax purposes, a U.S. holder will recognize gain equal to the excess of the fair market value of the Weatherford Bermuda common shares received by the U.S. holder pursuant to the merger over such holder's adjusted basis in the Weatherford Delaware common stock exchanged therefor. Any such gain will be capital gain, and will be long-term capital gain if the Weatherford Delaware common stock has been held for more than one year at the effective time of the merger. A U.S. holder that recognizes gain pursuant to the merger will have an adjusted tax basis in its Weatherford Bermuda common shares received equal to the adjusted tax basis of the Weatherford Delaware common stock exchanged therefor, increased by the amount of gain recognized. A U.S. holder will not be permitted to recognize any loss realized on the exchange of its Weatherford Delaware common stock in the merger. In such case, the adjusted tax basis of the Weatherford Bermuda common shares received by a U.S. holder with a loss on its Weatherford Delaware common stock will be equal to such U.S. holder's adjusted tax basis in its Weatherford Delaware common stock surrendered in exchange therefor. Thus, subject to any subsequent changes in the fair market value of the Weatherford Bermuda common shares, any loss will be preserved. In determining the amount of gain recognized, each of the Weatherford Delaware shares transferred is treated as the subject of a separate exchange. Thus, if a U.S. holder transfers some Weatherford Delaware common stock on which gains are realized and other Weatherford Delaware common stock on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized.


     Although not free from doubt, the holding period for any Weatherford Bermuda common shares received by a U.S. holder recognizing gain with respect to the merger should begin the day after the effective time of the merger. The holding period for any Weatherford Bermuda common shares received by U.S. holders with a loss on their Weatherford Delaware common stock will include the holding period of the Weatherford Delaware common stock exchanged therefor.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF OWNING AND DISPOSING OF WEATHERFORD BERMUDA COMMON SHARES

     Distributions on Weatherford Bermuda Common Shares

     Weatherford Bermuda does not anticipate that it will pay any cash dividends on its common shares for the foreseeable future. Subject to this and the discussion below under "-- Passive Foreign Investment Company Provisions," in general, U.S. holders will be required to include in gross income as ordinary income the gross amount of any distribution on the Weatherford Bermuda common shares to the extent that the distribution is paid out of Weatherford Bermuda's current or accumulated earnings and profits as determined for U.S. federal income tax purposes (a "dividend"). These dividends will not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations. Distributions in excess of the current and accumulated earnings and profits will be applied first to reduce the U.S. holder's tax basis in its Weatherford Bermuda common shares, and thereafter will constitute gain from the sale or other taxable disposition of such stock. Weatherford Bermuda will calculate its earnings and profits under U.S. federal income tax principles.

     For foreign tax credit purposes, dividends paid by a foreign corporation generally constitute foreign source income. However, under section 904(g) of the Code, dividends paid by a foreign corporation that is more than 50% owned by U.S. persons may be treated as U.S. source income for foreign tax credit purposes to the extent that the foreign corporation itself has more than an insignificant amount of U.S. source income. It is expected that a portion of any dividends paid by Weatherford Bermuda will be treated as U.S. source income under section 904(g) of the Code. To the extent that any dividends distributed by Weatherford Bermuda are treated as foreign source income, however, such dividends generally will constitute passive income or, in the case of certain U.S. holders, financial services income for foreign tax credit purposes.

     Sale of Weatherford Bermuda Common Shares

     Subject to the discussion below under "-- Passive Foreign Investment Company Provisions," a U.S. holder of Weatherford Bermuda common shares generally will recognize gain or loss for U.S. federal income tax purposes upon the sale or other taxable disposition of such shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. holder's adjusted tax basis in such shares. The gain or loss will generally be capital in nature. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such Weatherford Bermuda common shares exceeds twelve months. The gain or loss generally will be U.S. source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

     Passive Foreign Investment Company Provisions

     A foreign corporation is a passive foreign investment company, PFIC, if either (1) at least 75% or more of its gross income for the taxable year is passive income, or (2) the average percentage of assets held by such corporation during the taxable year which produces passive income or which is held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. In addition, special rules provide that for purposes of determining whether a foreign corporation is a PFIC, "qualified stock" held by certain domestic corporate subsidiaries of the foreign corporation is treated as an asset which does not produce passive income (and is not held for the production of passive income), and any amount included in gross income with respect to such stock is treated as active income. It is anticipated that the stock of certain indirect, domestic subsidiaries of Weatherford Bermuda may constitute qualified stock after the merger.

     Based upon estimates with respect to its income, assets and operations, Weatherford Bermuda believes that it will not be a PFIC immediately following the merger, and it does not anticipate becoming a PFIC in the foreseeable future. However, because the determination of PFIC status must be made on an annual basis, and will depend on the composition of the income and assets, as well as the nature of the activities, of Weatherford Bermuda and its subsidiaries, from time to time, there can be no assurance that Weatherford Bermuda will not be considered a PFIC for any taxable year. Moreover, neither an opinion from counsel nor a ruling from the Service will be obtained regarding whether Weatherford Bermuda is or will be a PFIC.

     The highly complex rules which apply to PFIC's are generally intended to end the ability under prior law of all direct and indirect U.S. holders of PFIC stock to defer federal income tax with respect to the earnings of the PFIC until distributions are received from the PFIC or the shares of the PFIC are sold. Classification of a foreign corporation as a PFIC can have various adverse U.S. tax consequences to U.S. holders. These include taxation of gain on a sale or other disposition of the shares of the corporation (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares. Accordingly, if Weatherford Bermuda is classified as a PFIC, such classification could change the tax consequences of the distributions and sales or exchanges described above. Moreover, a step-up in the tax basis of the stock of a PFIC may not be available upon the death of an individual U.S. holder.

     If Weatherford Bermuda should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders are urged to consult their own tax advisors about the PFIC rules, including the availability of certain elections.

  BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Currently, any distributions with respect to Weatherford Delaware common stock and proceeds from the sale or redemption of Weatherford Delaware common stock would be subject to U.S. backup withholding tax and information reporting rules. After the merger, it is anticipated that the same rules would apply to distributions with respect to Weatherford Bermuda common shares and to proceeds from the sale or redemption of Weatherford Bermuda common shares.


     U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Weatherford Bermuda common shares made within the United States to a holder of Weatherford Bermuda common shares (other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payor will be required to withhold at the then applicable rate on any payments of dividends on, or proceeds from the sale or redemption of Weatherford Bermuda common shares within the United States to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. In the case of such payments by a payor or any person who receives or collects such payments on behalf of, or for the benefit of, a payee (a "middleman") within the United States to certain foreign trusts or foreign partnerships, the beneficiaries of such trusts or the partners of such partnerships, as the case may be, normally will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Holders of Weatherford Bermuda common shares that are foreign trusts or foreign partnerships should consult with their own tax advisors regarding the correct person or persons to provide the certification discussed above. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a U.S. person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF THE MERGER AND OF OWNING AND DISPOSING OF WEATHERFORD BERMUDA COMMON SHARES

     Receipt of Weatherford Bermuda Common Shares

     Non-U.S. holders will generally be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of Weatherford Delaware common stock for Weatherford Bermuda common shares only if:

     - Such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

     - In the case of certain capital gains, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions apply;

     - The non-U.S. holder does not qualify for an exemption from backup withholding; or

     - Either Weatherford Delaware is or has been a "U.S. real property holding corporation" within the meaning of section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding the merger or such non-U.S. holder's holding period, and the non-U.S. holder holds, or has held at any time during such shorter period, more than 5% of the Weatherford Delaware common stock.

     Weatherford Delaware does not believe that it is or has been within the last five years a U.S. real property holding corporation.

     Owning and Disposing of Weatherford Bermuda Common Shares

     A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on distributions made by Weatherford Bermuda on the Weatherford Bermuda common shares. In addition, a non-U.S. holder generally would not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of Weatherford Bermuda common shares provided:

     - such gain is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

     - in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is either not present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption; and

     - the non-U.S. holder qualifies for an exemption from U.S. federal backup withholding.

     In order to qualify for an exemption from backup withholding tax on certain dividends on, and proceeds from the sale, exchange, or disposition of, Weatherford Bermuda common shares paid within the United States, a non-U.S. holder may be required to certify such holder's foreign status or otherwise establish an exemption.

     THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH WEATHERFORD DELAWARE STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER THAT MAY APPLY TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL, NON-U.S. AND OTHER FEDERAL TAX LAWS.

BERMUDA INCOME TAX CONSEQUENCES OF THE MERGER


     At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Weatherford Bermuda or by Weatherford Bermuda shareholders in respect of its shares. Weatherford Bermuda has obtained an assurance from the

Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 28, 2016, be applicable to Weatherford Bermuda or to any of its operations or to its shares or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by Weatherford Bermuda in respect of real property or leasehold interests in Bermuda held by it.

BARBADOS INCOME TAX CONSEQUENCES OF THE MERGER

     Weatherford Bermuda will be registered to operate as an IBC for Barbados tax purposes and Weatherford Bermuda will be legally managed and controlled through an executive office located in Barbados. Under current Barbados law, an IBC is subject to tax on its international business profits generated outside of Barbados at a maximum rate of 2.5%. This tax rate gradually decreases to 1% as taxable income increases. The benefits of these lower tax rates for companies registered as IBCs can be guaranteed by the Minister for up to 15 years. Barbados imposes no income tax on capital gains. In addition to Barbados income tax, Weatherford Bermuda will be subject to Barbados property transfer tax to the extent that it transfers real property owned in Barbados and certain other taxes to the extent that it employs persons in Barbados.

     Under existing Barbados law, there will be no Barbados income or withholding tax imposed on any dividends, interest, royalties or other amounts paid by Weatherford Bermuda to any person resident outside of Barbados. Furthermore, U.S. shareholders will not be subject to any Barbados taxation on the sale or other transfer (including by gift or on the death of the shareholder) of Weatherford Bermuda common shares.

                               OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP ("Ernst & Young"), independent public accountants, served as our auditors for the fiscal year ended December 31, 2001 and has been selected as auditors for Weatherford Delaware and Weatherford Bermuda for the fiscal year ending December 31, 2002. Ernst & Young replaced Arthur Andersen LLP ("Arthur Andersen") who had served as Weatherford Delaware's auditors from 1972 to 2000.

     On August 13, 2001, Weatherford Delaware dismissed Arthur Andersen as its independent public accountants and engaged Ernst & Young as its new independent public accountants. The decision to change the Company's independent public accountants was recommended by Weatherford Delaware's Audit Committee.

     Arthur Andersen's reports on Weatherford Delaware's consolidated financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.


     During the two years ended December 31, 2000, and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.


     During the two years ended December 31, 2000, and the subsequent interim period preceding the decision to change independent public accountants, there were no "reportable events" (hereinafter defined) requiring disclosure pursuant to Item 304(a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

     During the two years ended December 31, 2000, and the subsequent interim period preceding the decision to change independent public accountants, neither Weatherford Delaware nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Weatherford Delaware's financial statements, nor has Ernst & Young provided to Weatherford Delaware a written report or oral advice regarding such principles or audit opinion.

     In addition to audit services, Ernst &Young also provided certain non-audit services to the Company in 2001. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Ernst & Young.

     Following is a summary of Ernst & Young's fees for (i) services rendered for the audit of Weatherford Delaware's 2001 annual financial statements and reviews of its 2001 quarterly financial statements, (ii) financial information and systems design and implementation services rendered in 2001 and (iii) all other services rendered in 2001.

Audit Fees, excluding audit related.........................   $615,000
                                                               ========
Financial Information Systems Design and Implementation
  Fees......................................................   $      0
                                                               ========
All Other Fees
  Audit related fees(1).....................................   $635,000
  Other non-audit services..................................    190,000
                                                               --------
Total all other fees........................................   $825,000
                                                               ========

---------------

(1) Audit related fees consisted principally of review of registration statements and performance of statutory audits.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     The board of directors of Weatherford Delaware is not aware of any matters that are expected to come before the special meeting other than those referred to in this proxy statement/prospectus. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.


     The deadline for submitting stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in Weatherford Delaware's proxy statement and form of proxy for the 2003 annual meeting is December 31, 2002. These proposals must otherwise comply with the rules promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. If a stockholder desires to bring business before the meeting that is not the subject of a proposal meeting the Securities and Exchange Commission proxy rule requirements for inclusion in the proxy statement, the proposal must be received by us by March 21, 2003.


     Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027.

     Weatherford Bermuda's bye-laws provide that all shareholder nominations for nominees for election to the board of directors must be made following written notice to the Secretary of Weatherford Bermuda accompanied by certain background and other information specified in the bye-laws. In connection with any annual general meeting, written notice of a shareholder's intention to make such nominations must be received by the Secretary at Weatherford Bermuda's principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 60 days before or after such anniversary date, not later than the 7th day following the day on which such notice of the date of the annual general meeting was mailed or such public disclosure of the date of the annual general meeting was made, whichever occurs first.

     In order for a shareholder to bring other business before a general meeting of shareholders, timely notice must be received by the secretary of Weatherford Bermuda within the time limits described above. The notice must include a description of the proposed item and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in Weatherford Bermuda's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities Exchange Commission relating to the exercise of discretionary voting authority. These time limits are separate from those which apply to the shareholder requisition rights under the Companies Act.

                                    EXPERTS

     The consolidated financial statements (including the related financial statement schedule) of Weatherford International, Inc. appearing in Weatherford International, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Weatherford International, Inc. and the related consolidated financial statement schedule incorporated by reference in this proxy statement/prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Weatherford Bermuda common shares have been passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman. Conyers Dill & Pearman has also rendered an opinion to Weatherford Bermuda regarding Bermuda tax consequences of the merger described in "Income Tax Consequences of the Merger -- Bermuda Income Tax Consequences of the Merger." Baker & McKenzie has rendered an opinion to Weatherford Bermuda regarding U.S. federal income tax consequences of the merger to stockholders of Weatherford Delaware described in "Income Tax Consequences of the Merger -- U.S. Income Tax Consequences of the Merger." David King & Co. has rendered an opinion to Weatherford Bermuda regarding Barbados income tax consequences of the merger described in "Income Tax Consequences of the Merger -- Barbados Income Tax Consequences of the Merger."

                      WHERE YOU CAN FIND MORE INFORMATION

     Weatherford Bermuda has filed with the Securities and Exchange Commission (the Commission) a registration statement on Form S-4 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the Securities Act). This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

     Weatherford Delaware is, and after the merger Weatherford Bermuda as successor issuer will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith files and will file reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed with the Commission, can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including Weatherford International, Inc.) are available on the Commission's website at http://www.sec.gov.

     Upon completion of the merger, Weatherford Bermuda common shares will be traded on The New York Stock Exchange. At the time of commencement of such trading, the existing common stock of Weatherford Delaware will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have automatically converted into the right to receive shares of Weatherford Bermuda and Weatherford Bermuda will be registered pursuant to Section 12 of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Weatherford Delaware with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:


     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-13086);



     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 1-13086); and



     - Current Reports on Form 8-K filed February 1, 2002, March 4, 2002, April 5, 2002 and April 24, 2002 (File No. 1-13086).

     Each document filed by Weatherford Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.


     This proxy statement/prospectus incorporates documents by reference which are not included in or delivered with this document. Copies of the incorporated documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) will be furnished upon written or oral request without charge to each person to whom this proxy statement/prospectus is delivered. Requests should be made by June 19, 2002 and should be directed to Weatherford International, Inc., 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027, Attention: Investor Relations, or you may telephone (713) 693-4000, or visit our website "http://www.weatherford.com". Website materials are not part of this proxy statement/prospectus.


     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this proxy statement/prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation.

                                    ANNEX I

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 8, 2002, among Weatherford International Ltd., a Bermuda exempted company ("Weatherford Bermuda"), Weatherford International, Inc., a Delaware corporation ("Weatherford Delaware"), Weatherford U.S. Holdings, L.L.C., a Delaware limited liability company ("U.S. Holdings") and Weatherford Merger Inc., a Delaware corporation ("Merger Sub") and a newly formed, indirect wholly-owned subsidiary of Weatherford Bermuda and a direct wholly-owned subsidiary of U.S. Holdings.


     WHEREAS, the respective Boards of Directors of Weatherford Bermuda, Weatherford Delaware, U.S. Holdings and Merger Sub deem it advisable and in the best interests of their respective stockholders to reorganize such that Weatherford Bermuda will become the ultimate parent of the Weatherford group through the merger of Merger Sub with and into Weatherford Delaware;

     WHEREAS, subject to the approval of the stockholders of Weatherford Delaware, the respective Boards of Directors of Weatherford Bermuda, Weatherford Delaware, U.S. Holdings and Merger Sub (and the stockholders of Weatherford Bermuda, U.S. Holdings and Merger Sub) have each approved the merger of Merger Sub with and into Weatherford Delaware, pursuant to which Weatherford Delaware will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of Weatherford Bermuda (and a wholly-owned, direct subsidiary of U.S. Holdings), upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), and whereby each issued share of common stock, par value US$1.00 per share, of Weatherford Delaware ("Weatherford Delaware Common Stock"), including those shares of Weatherford Delaware Common Stock held by Weatherford Delaware or any direct or indirect wholly-owned subsidiary of Weatherford Delaware, shall be automatically converted into the right to receive one common share, par value US$1.00 per share, of Weatherford Bermuda ("Weatherford Bermuda Common Shares");

     WHEREAS, Weatherford Bermuda, Weatherford Delaware, U.S. Holdings and Merger Sub intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and that the transactions contemplated by this Agreement be undertaken pursuant to such plan; and

     WHEREAS, the consummation of the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Weatherford Delaware Common Stock entitled to vote on such adoption (the "Weatherford Delaware Stockholder Approval");

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                     MERGER

     1.01 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Weatherford Delaware at the Effective Time of the Merger. Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease and Weatherford Delaware shall continue as the surviving corporation (the "Surviving Corporation"), becoming a wholly-owned, indirect subsidiary of Weatherford Bermuda (and a wholly-owned, direct subsidiary of U.S. Holdings), and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     1.02 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.01, the parties shall duly prepare, execute and file a certificate of merger (the "Certificate of Merger") in accordance with Section 251 of the DGCL with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Weatherford Bermuda, U.S. Holdings, Weatherford Delaware and Merger Sub). The date and time when the Merger shall become effective is referred to as the "Effective Time."

     1.03 Effects of the Merger. The Merger shall have the effects as provided in the DGCL. The Surviving Corporation specifically assumes any obligation of Merger Sub which requires that such obligation is specifically assumed by the Surviving Corporation.

                                   ARTICLE II

                      NAME, CERTIFICATE OF INCORPORATION,
                             DIRECTORS AND OFFICERS

     2.01 Name of Surviving Corporation. The name of the Surviving Corporation shall be "Weatherford International, Inc."

     2.02  Certificate of Incorporation; By-laws.

          (a) The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time pursuant to the Certificate of Merger to contain the provisions in the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST of such Certificate shall provide that the name of the Surviving Corporation shall be "Weatherford International, Inc."

          (b) The By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with applicable law.

     2.03 Directors. The directors of Weatherford Delaware immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

     2.04 Officers. Each officer of Weatherford Delaware immediately prior to the Effective Time shall be an officer of the Surviving Corporation, until his or her successor shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

     3.01 Weatherford Delaware Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

          (a) Each issued and outstanding share of Weatherford Delaware Common Stock shall be converted into and become the right to receive one fully paid and nonassessable Weatherford Bermuda Common Share.

          (b) Each issued share of Weatherford Delaware Common Stock that is owned by Weatherford Delaware or by any direct or indirect wholly-owned subsidiary of Weatherford Delaware prior to the Effective Time shall be converted into and become the right to receive one fully paid and nonassessable Weatherford Bermuda Common Share.

     3.02 Merger Sub Common Stock. Each issued and outstanding share of common stock, par value US$1.00 per share, of Merger Sub, shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, power and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     3.03 Stock Option and Award Plans. Weatherford Delaware currently maintains and sponsors the Weatherford International Incorporated 1987 Stock Option Plan, as amended and restated, the Weatherford Enterra, Inc. 1991 Stock Option Plan, as amended and restated, the Weatherford Enterra, Inc. Amended and Restated Employee Stock Purchase Plan, the Weatherford Enterra, Inc. Restricted Stock Incentive Plan, as amended and restated, the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan and Related Trust Agreement, the Energy Ventures, Inc. Employee Stock Option Plan, the Weatherford International, Inc. 1998 Employee Stock Option Plan, the Amendment to Stock Option Programs, and certain other plans and agreements providing for the grant or award to its officers and employees of options or other rights to purchase or receive Weatherford Delaware Common Stock (the "Employee Stock Plans"). Weatherford Delaware also maintains and sponsors the Weatherford International, Inc. Non-Employee Director Deferred Compensation Plan and the Amended and Restated Non-Employee Director Stock Option Plan, and certain other plans and agreements providing for the grant or award to its directors of options or other rights to purchase or receive Weatherford Delaware Common Stock (the "Director Stock Plans"). Weatherford Delaware shall continue to maintain and sponsor the Employee Stock Plans and Weatherford Bermuda shall assume the rights and obligations of Weatherford Delaware under the Employee Stock Plans and the Director Stock Plans. The outstanding options and other awards under the Employee Stock Plans and Director Stock Plans shall be exercisable or issuable upon the same terms and conditions as under such plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, Weatherford Bermuda Common Shares shall be issuable in lieu of shares of Weatherford Delaware Common Stock. The number of Weatherford Bermuda Common Shares issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued under the Employee Stock Plans and Director Stock Plans after the Effective Time shall entitle the holder thereof to purchase Weatherford Bermuda Common Shares in accordance with the terms of the Employee Stock Plans and Director Stock Plans.

     3.04  Exchange Agent; Exchange of Shares.

          (a) Exchange Agent. As soon as reasonably practicable, U.S. Holdings shall designate a bank or trust company reasonably acceptable to Weatherford Delaware (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Weatherford Bermuda Common Shares (the "Bermuda Certificates") upon surrender of certificates representing shares of Weatherford Delaware Common Stock (the "Delaware Certificates"). Not later than the Effective Time, U.S. Holdings will cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of Weatherford Delaware Common Stock, certificates representing Weatherford Bermuda Common Shares to be provided in exchange for Weatherford Delaware Common Stock upon consummation of the Merger as set forth in Section 3.01 (the "Exchange Fund").

          (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Delaware Certificate(s) that immediately prior to the Effective Time represented shares of Weatherford Delaware Common Stock whose shares were converted into and became the right to receive Weatherford Bermuda Common Shares pursuant to Section 3.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Delaware Certificates shall pass, only upon delivery of the Delaware Certificates to the Exchange Agent and shall be in such form and have such other provisions as Weatherford Bermuda may reasonably specify) and (ii) instructions for use in effecting the surrender of the Delaware Certificates in exchange for Bermuda Certificates. Upon surrender of a Delaware Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Delaware Certificate shall be entitled to receive in exchange therefor a Bermuda Certificate or Bermuda Certificates representing the number of Weatherford Bermuda Common Shares which such holder has the right to receive pursuant to the provisions of this Article III, and the Delaware Certificate so surrendered shall be canceled. In the event of a transfer of ownership of a Delaware Certificate after the Effective Time, exchange may be made to a person other than the person in whose name the Delaware Certificate so surrendered is registered, if such Delaware Certificate shall be properly endorsed or otherwise in proper form for transfer and shall be accompanied by evidence satisfactory to the Exchange Agent that any transfer or other taxes required by reason of such exchange in the name other than that of the registered holder of such Delaware Certificate or instrument either has been paid or is not payable. Until surrendered as contemplated by this Section 3.04, each Delaware Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Weatherford Bermuda Common Shares in accordance with Section 3.01.

          (c) No Further Ownership Rights in Weatherford Delaware Common
     Stock. All Weatherford Bermuda Common Shares issued upon the Merger, including any Bermuda Certificates issued upon the surrender for exchange of Delaware Certificates in accordance with the terms of this Article III, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Weatherford Delaware Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Weatherford Delaware on such shares of Weatherford Delaware Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Weatherford Delaware Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Delaware Certificates are presented to the Surviving Corporation or Exchange Agent they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

          (d) Termination of Exchange Fund; No Liability. At any time following the first anniversary of the Effective Time, U.S. Holdings shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund, and holders shall be entitled to look only to U.S. Holdings (subject to abandoned property, escheat or other similar laws) with respect to the Weatherford Bermuda Common Shares and any dividends or other distributions with respect thereto payable upon due surrender of their Delaware Certificates, without any interest thereon. Notwithstanding the foregoing, neither U.S. Holdings nor the Exchange Agent shall be liable to any holder of a Delaware Certificate for Weatherford Bermuda Common Shares (or dividends or distributions with respect thereto) from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


          (e) Lost, Stolen or Destroyed Certificates. In the event any Delaware Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Delaware Certificate(s) to be lost, stolen or destroyed and, if required by Weatherford Bermuda, the posting by such person of a bond in such sum as Weatherford Bermuda may reasonably direct as indemnity against any claim that may be made against it or U.S. Holdings with respect to such Delaware Certificate(s), the Exchange Agent will issue the Bermuda Certificates pursuant to Section 3.01(a) deliverable in respect of the shares of Weatherford Delaware Common Stock represented by such lost, stolen or destroyed Delaware Certificates.


          (f) Dividends; Distributions. No dividends or other distributions with respect to Weatherford Bermuda Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Delaware Certificate with respect to the Weatherford Bermuda Common Shares represented thereby, and all such dividends, other distributions, if any, shall be paid by Weatherford Bermuda to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Delaware Certificate in accordance with this Article III. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Delaware Certificate there shall be paid to the holder of a Delaware Certificate representing the right to receive Weatherford Bermuda Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective

     Time theretofore paid with respect to such Weatherford Bermuda Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Weatherford Bermuda Common Shares. Weatherford Bermuda shall make available to the Exchange Agent cash for these purposes, if necessary.

     3.05 Warrants. Effective at the Effective Time, the outstanding warrants of Weatherford Delaware to acquire Weatherford Delaware Common Stock shall be thereafter exercisable, in accordance with their terms, for the number of Weatherford Bermuda Common Shares to which a holder of the shares of Weatherford Delaware Common Stock issuable at the time of the Merger upon the exercise of such warrants would have been entitled to receive as a result of the Merger, in accordance with this Article III, if such exercise had taken place immediately prior to the Merger.

     3.06 Convertible Debt. Effective at the Effective Time, the Zero Coupon Convertible Senior Debentures and the 5% Convertible Subordinated Preferred Equivalent Debentures of Weatherford Delaware shall be thereafter convertible, in accordance with their terms, for the number of Weatherford Bermuda Common Shares to which a holder of the shares of Weatherford Delaware Common Stock issuable at the time of the Merger upon the conversion of such debentures would have been entitled to receive as a result of the Merger, in accordance with this
Article III, if such conversion had taken place immediately prior to the Merger.

     3.07 Withholding Taxes. U.S. Holdings shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable to any person pursuant to this Article III any such amounts as are required under the Internal Revenue Code of 1986, as amended, or any applicable provision of state, local or foreign tax law; provided, however, that if such withholding may be eliminated or reduced through the delivery of any certificate or other documentation, U.S. Holdings shall provide each holder of Weatherford Delaware Common Stock with a reasonable opportunity to deliver such certificate or other documentation. To the extent that amounts are so withheld by U.S. Holdings, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Weatherford Delaware Common Stock in respect of which such deduction and withholding was made by U.S. Holdings.

                                   ARTICLE IV

                         BENEFIT AND COMPENSATION PLANS

     4.01 At the Effective Time, (i) Weatherford Delaware shall continue to sponsor and maintain each employee benefit and program to which Weatherford Delaware is then a party (the "Employee Benefit Plans"), and (ii) Weatherford Bermuda shall assume the rights and obligations of Weatherford Delaware under each director benefit plan and program to which Weatherford Delaware is then a party (the "Director Benefit Plans"). To the extent any Employee Benefit Plan or Director Benefit Plan provides for the issuance or purchase of, or otherwise relates to, Weatherford Delaware Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Weatherford Bermuda Common Shares.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.01 The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

          (a) Stockholder Approval. The Weatherford Delaware Stockholder Approval shall have been obtained.

          (b) Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by Weatherford Bermuda in connection with the issuance of the Weatherford Bermuda Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

          (c) NYSE Approval. The New York Stock Exchange (the "NYSE") shall have confirmed that the Weatherford Bermuda Common Shares have been approved for listing on the NYSE for at least ten trading days prior to the Effective Time, subject to notice of issuance, and may trade on the NYSE and succeed to the ticker symbol "WFT."

          (d) Governmental, Regulatory and Other Material Third-Party
     Consents. All filings required to be made prior to the Effective Time of the Merger with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or restriction that, in the discretion of the board of directors of Weatherford Delaware, would make the consummation of the Merger or any of the other transactions contemplated hereby inadvisable shall be in effect.

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     6.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Weatherford Delaware Stockholder Approval, by action of the Board of Directors of Weatherford Bermuda, Weatherford Delaware, U.S. Holdings or Merger Sub.

     6.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weatherford Delaware, U.S. Holdings, Merger Sub or Weatherford Bermuda, other than the provisions of this Article VI and Article VII.

     6.03 Amendment. This Agreement may be amended by the parties at any time before or after the Weatherford Delaware Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that alters or changes the amount or kind of shares to be received by stockholders in the Merger; alters or changes any term of the certificate of incorporation of the Surviving Corporation; or alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would adversely affect the holders of shares of Weatherford Delaware Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     6.04 Waiver. At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     6.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 6.01, an amendment of this Agreement pursuant to Section 6.03 or a waiver pursuant to Section 6.04 shall, in order to be effective, require action by the Board of Directors of Weatherford Delaware, Weatherford Bermuda, U.S. Holdings and Merger Sub.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Weatherford Bermuda:

              Weatherford International Ltd.
              c/o Corporate Managers (Barbados)Ltd.
              First Floor, Trident House
              Lower Broad Street
              Bridgetown, Barbados
              Attention: Office of the Secretary

          (b) if to Weatherford Delaware:

              Weatherford International, Inc.
              515 Post Oak Boulevard, Suite 600
              Houston, Texas 77027
              Attention: Burt Martin

          (c) if to Merger Sub:

              Weatherford Merger, Inc.
              c/o Weatherford U.S. Holdings, L.L.C.
              515 Post Oak Boulevard, Suite 600
              Houston, Texas 77027
              Attention: Burt Martin

          (d) if to U.S. Holdings:

              Weatherford U.S. Holdings, L.L.C.
              515 Post Oak Boulevard, Suite 600
              Houston, Texas 77027
              Attention: Burt Martin

     7.02 Entire Agreement; No Third-party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, is not intended to confer upon any person other than the parties any rights or remedies.

     7.03 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, Weatherford Delaware, Weatherford Bermuda, U.S. Holdings and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          WEATHERFORD INTERNATIONAL LTD.


                                          By: /s/ Burt M. Martin

                                            ------------------------------------

                                              Name: Burt M. Martin


                                              Title:   Director


                                          WEATHERFORD INTERNATIONAL, INC.


                                          By: /s/ Burt M. Martin

                                            ------------------------------------

                                              Name: Burt M. Martin


                                              Title: Senior Vice President


                                          WEATHERFORD MERGER, INC.


                                          By: /s/ Burt M. Martin

                                            ------------------------------------

                                              Name: Burt M. Martin


                                              Title: President


                                          WEATHERFORD U.S. HOLDINGS, L.L.C.


                                          By:Weatherford Bermuda Holdings Ltd.,
                                             Managing Member



                                             By: /s/ Burt M. Martin

                                              ----------------------------------

                                                 Name: Burt M. Martin


                                                 Title: Director

                                    ANNEX II

                           MEMORANDUM OF ASSOCIATION

FORM NO. 2


                                    BERMUDA


                             THE COMPANIES ACT 1981

                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                         WEATHERFORD INTERNATIONAL LTD.
                   (HEREINAFTER REFERRED TO AS "THE COMPANY")

1. THE LIABILITY OF THE MEMBERS OF THE COMPANY IS LIMITED TO THE AMOUNT (IF ANY) FOR THE TIME BEING UNPAID ON THE SHARES RESPECTIVELY HELD BY THEM.

2. WE, THE UNDERSIGNED, NAMELY,

                                     BERMUDIAN                 NUMBER OF
                                      STATUS                     SHARES
NAME                   ADDRESS       (YES/NO)    NATIONALITY   SUBSCRIBED
----                --------------   ---------   -----------   ----------
David W.P. Cooke    Clarendon           Yes        British        One
                    House 2 Church
                    Street
                    Hamilton HM 11
                    Bermuda

James M. Macdonald        "             Yes        British        One

Graham B.R. Collis        "             Yes        British        One

DO HEREBY RESPECTIVELY AGREE TO TAKE SUCH NUMBER OF SHARES OF THE COMPANY AS MAY BE ALLOTTED TO US RESPECTIVELY BY THE PROVISIONAL DIRECTORS OF THE COMPANY, NOT EXCEEDING THE NUMBER OF SHARES FOR WHICH WE HAVE RESPECTIVELY SUBSCRIBED, AND TO SATISFY SUCH CALLS AS MAY BE MADE BY THE DIRECTORS, PROVISIONAL DIRECTORS OR PROMOTERS OF THE COMPANY IN RESPECT OF THE SHARES ALLOTTED TO US RESPECTIVELY.

3. THE COMPANY IS TO BE AN EXEMPTED COMPANY AS DEFINED BY THE COMPANIES ACT
   1981.

4. THE COMPANY, WITH THE CONSENT OF THE MINISTER OF FINANCE, HAS POWER TO HOLD
   LAND SITUATE IN BERMUDA NOT EXCEEDING           IN ALL, INCLUDING THE
   FOLLOWING PARCELS:

     N/A

5. THE AUTHORISED SHARE CAPITAL OF THE COMPANY IS US$12,000 DIVIDED INTO SHARES OF US$1.00 EACH. THE MINIMUM SUBSCRIBED SHARE CAPITAL OF THE COMPANY IS US$12,000.

6. THE OBJECTS FOR WHICH THE COMPANY IS FORMED AND INCORPORATED ARE:

   (i) To act and or to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of (i) any entity or entities wherever incorporated, established or carrying on business which are in any manner directly or indirectly owned or controlled by the Company or by the same entity in any manner directly or indirectly owning or controlling the Company or (ii) any group of which the Company or any such entity owned or controlled by, or under common ownership or control with, the Company is a member;

   (ii) To provide and or procure financing and financial investment, management and advisory services and administrative services to any entity in which the Company owns, directly or indirectly an equity interest (regardless of whether the same carries any voting rights or preferred rights or restrictions); and, in connection with any of the foregoing, to provide and or procure credit, credit enhancement, financial accommodation, guarantees, loans and or advances with or without interest or benefit to the Company to any such entity and to lend to, deposit with and or charge or otherwise encumber in favour of any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide security or collateral for any financing provided to any such entity;

   (iii) To act as an investment company and for that purpose to acquire, hold upon any terms, either in the name of the Company or that of any nominee, personal property of all kinds, including without limitation, shares, stock, debentures, debenture stock, ownership interests, swaps, hedging securities (including put and call options) annuities, notes, mortgages, bonds, obligations and other securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company, partnership or other entity wherever incorporated, established or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company upon such securities and in such manner as may be from time to time determined (including , without limitation, entering into, investing in and reinvesting in futures and forward contracts, derivative financial investments, foreign exchange contracts and related options thereon).

   (iv)  packaging of goods of all kinds;

   (v)   buying, selling and dealing in goods of all kinds;

   (vi)  designing and manufacturing of goods of all kinds;

   (vii) mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

   (viii)exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

   (ix) scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

   (x) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

   (xi) ships and aircraft owners, managers, operators, agents, builders and repairers;

   (xii) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

   (xiii)travel agents, freight contractors and forwarding agents;

   (xiv) dock owners, wharfingers, warehousemen;

   (xv) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

   (xvi) all forms of engineering;

   (xvii)farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

   (xviii)
         acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

   (xix) buying, selling, hiring, letting and dealing in conveyances of any sort;

   (xx) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

   (xxi) to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

   (xxii)to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7. POWERS OF THE COMPANY

   1. The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

   2. The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

SIGNED BY EACH SUBSCRIBER IN THE PRESENCE OF AT LEAST ONE WITNESS ATTESTING THE SIGNATURE THEREOF.


                            /s/ David W. P. Cooke

------------------------------------------------------


                           /s/ James M. Macdonald

------------------------------------------------------


                           /s/ Graham B. R. Collis

------------------------------------------------------


                                 (Subscribers)


                             /s/ Karen O'Connor

------------------------------------------------------


                             /s/ Karen O'Connor

------------------------------------------------------


                             /s/ Karen O'Connor

------------------------------------------------------


                                  (Witnesses)


SUBSCRIBED this 1st day of April, 2002.

FORM NO. 7



                                    BERMUDA


                             THE COMPANIES ACT 1981


                    MEMORANDUM OF INCREASE OF SHARE CAPITAL


                                       OF


                         WEATHERFORD INTERNATIONAL LTD.

                             ---------------------


                   (hereinafter referred to as "the Company")



DEPOSITED in the office of the Registrar of Companies on the 14th day of May, 2002, in accordance with the provisions of section 45(3) of the Companies Act 1981.


Minimum Share Capital of the Company                          $12,000
Authorised Share Capital of the Company                       $12,000
Increase of Share Capital as authorised by a resolution
  passed by unanimous written resolution of the sole member
  of the Company on the 10th day of May, 2002                 $509,988,000
                                                              ------------
Authorised Share Capital as Increased:                        $510,000,000



DULY STAMPED in the amount of BD$ being the stamp duty payable on the amount of increase of Share Capital of the Company in accordance with the provisions of The Stamp Duties Act, 1976.




                                                   /s/ DAWNA FERGUSON


                                                  ------------------------------
                                                                       Secretary



DATED THIS 14th day of May, 2002

FORM NO. 7a                                               REGISTRATION NO. 31953

                                   [GRAPHIC]
                                    BERMUDA

                           CERTIFICATE OF DEPOSIT OF
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL

       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                         WEATHERFORD INTERNATIONAL LTD.

was delivered to the Registrar of Companies on the 14TH day of MAY, 2002 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").


                                                       Given under my hand and Seal of the REGISTRAR OF
                                                       COMPANIES this 15TH day of MAY, 2002
                                                       /s/ Tina Tucker
                                                       ACTING REGISTRAR OF COMPANIES

Capital prior to increase:  US$       12,000.00
Amount of increase:         US$ 509,988,000.00
Present Capital:            US$ 510,000,000.00

                                   ANNEX III

                                B Y E - L A W S

                                       OF

                         WEATHERFORD INTERNATIONAL LTD.

                                      III-1

                               TABLE OF CONTENTS


BYE-LAW                                                                 PAGE
-------                                                                ------
   1     Interpretation..............................................   III-5
   2     Board of Directors..........................................   III-6
   3     Management of the Company...................................   III-6
   4     Power to appoint managing director or chief executive
           officer...................................................   III-6
   5     Power to appoint manager....................................   III-7
   6     Power to authorise specific actions.........................   III-7
   7     Power to appoint attorney...................................   III-7
   8     Power to delegate to a committee, including Executive
           Committee.................................................   III-7
   9     Power to appoint and dismiss employees......................   III-8
  10     Power to borrow and charge property.........................   III-8
  11     Exercise of power to purchase shares of or discontinue the
           Company...................................................   III-8
  12     Election of Directors.......................................   III-8
  13     Defects in appointment of Directors.........................  III-10
  14     Alternate Directors.........................................  III-10
  15     Removal of Directors........................................  III-10
  16     Vacancies on the Board......................................  III-11
  17     Notice of meetings of the Board.............................  III-11
  18     Quorum at meetings of the Board.............................  III-11
  19     Meetings of the Board.......................................  III-11
  20     Unanimous written resolutions...............................  III-11
  21     Contracts and disclosure of Directors' interests............  III-12
  22     Remuneration of Directors...................................  III-12
  23     Officers of the Company.....................................  III-12
  24     Appointment of Officers.....................................  III-12
  25     Remuneration of Officers....................................  III-12
  26     Duties of Officers..........................................  III-13
  27     Chairman of meetings........................................  III-13
  28     Register of Directors and Officers..........................  III-13
  29     Obligations of Board to keep minutes........................  III-13
  30     Indemnification of Directors and Officers of the Company,
           advancement of expenses...................................  III-13
  31     Waiver of claim by Shareholder..............................  III-14
  32     Notice of annual general meeting............................  III-14
  33     Notice of special general meeting...........................  III-14
  34     Accidental omission of notice of general meeting............  III-14
  35     Meeting called on requisition of Shareholders and any other business proposed by Shareholders.........................  III-14
  36     Short notice................................................  III-15
  37     Postponement and cancellation of meetings...................  III-15
  38     Quorum for general meeting..................................  III-16
  39     Adjournment of meetings.....................................  III-16
  40     Attendance and security at meetings.........................  III-16
  41     Written resolutions.........................................  III-16
  42     Attendance of Directors.....................................  III-16


                                      III-2

BYE-LAW                                                                 PAGE
-------                                                                ------
  43     Voting at meetings..........................................  III-17
  44     Decision of chairman........................................  III-17
  45     Voting on a poll............................................  III-17
  46     Procedure for a poll........................................  III-17
  47     Seniority of joint holders voting...........................  III-18
  48     Instrument of proxy.........................................  III-18
  49     Representation of corporations at meetings..................  III-18
  50     Rights of shares............................................  III-19
  51     Power to issue shares.......................................  III-20
  52     Variation of rights, alteration of share capital and
           purchase of shares of the Company.........................  III-21
  53     Registered holder of shares.................................  III-21
  54     Death of a joint holder.....................................  III-21
  55     Share certificates..........................................  III-21
  56     Calls on shares.............................................  III-22
  57     Forfeiture of Shares........................................  III-22
  58     Contents of Register of Shareholders........................  III-23
  59     Inspection of Register of Shareholders......................  III-23
  60     Determination of record dates...............................  III-23
  61     Instrument of transfer......................................  III-23
  62     Restriction on Transfer.....................................  III-23
  63     Transfers by joint holders..................................  III-23
  64     Representative of deceased Shareholder......................  III-24
  65     Registration on death or bankruptcy.........................  III-24
  66     Declaration of dividends by Board...........................  III-24
  67     Other distributions.........................................  III-24
  68     Reserve fund................................................  III-24
  69     Payment of Dividends and Deduction of amounts due to the
           Company...................................................  III-24
  70     Issue of bonus shares.......................................  III-25
  71     Records of account..........................................  III-25
  72     Financial year end..........................................  III-26
  73     Financial statements........................................  III-26
  74     Appointment of Auditor......................................  III-26
  75     Remuneration of Auditor.....................................  III-26
  76     Vacation of office of Auditor...............................  III-26
  77     Access to books of the Company..............................  III-26
  78     Report of the Auditor.......................................  III-26
  79     Notices to Shareholders of the Company......................  III-26
  80     Notices to joint Shareholders...............................  III-27
  81     Service and delivery of notice..............................  III-27
  82     The seal....................................................  III-27
  83     Manner in which seal is to be affixed.......................  III-27
  84     Winding-up/distribution by liquidator.......................  III-27
  85     Business Combinations.......................................  III-28


                                      III-3

BYE-LAW                                                                 PAGE
-------                                                                ------
  86     Alteration of Bye-laws......................................  III-28
Schedule -- Form A (Bye-law 48)......................................  III-29
Schedule -- Form B (Bye-law 57)......................................  III-30
Schedule -- Form C (Bye-law 61)......................................  III-31
Schedule -- Form D (Bye-law 65)......................................  III-32


                                      III-4

                                 INTERPRETATION

 1. INTERPRETATION

    (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

        "Act" means the Companies Act 1981 as amended from time to time;

        "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

        "Auditor" includes any individual or partnership;

        "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

        "Company" means the company for which these Bye-laws are approved and confirmed;

        "Director" means a director of the Company and shall include an Alternate Director;

        "Executive Committee" means the executive committee appointed by the Board pursuant to these Bye-laws;

        "Group" means the Company and every company and other entity which is for the time being controlled by or under common control with the Company (for these purposes, "control" means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

        "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

        "Officer" means any person appointed by the Board to hold an office in the Company;

        "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

        "Register of Shareholders" means the Register of Shareholders referred to in these Bye-laws;

        "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

        "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary; and

        "Shareholder" means the person registered in the Register of Shareholders as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons as the context so requires;

    (2) In these Bye-laws, where not inconsistent with the context:

        (a) words denoting the plural number include the singular number and vice versa;

        (b)  words denoting the masculine gender include the feminine gender;

        (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

        (d)  the word:

             (i)  "may" shall be construed as permissive;

             (ii) "shall" shall be construed as imperative; and
                                      III-5

        (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

    (3) In these Bye-laws, expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

    (4) In these Bye-laws, headings are used for convenience only and are not to be used or relied upon in the construction hereof.

    (5) In these Bye-laws, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word "Board" in the context of the exercise of any power contained in these Bye-laws includes any committee appointed pursuant to Bye-law 8 and any manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-laws or under another delegation of power.

                               BOARD OF DIRECTORS

 2. BOARD OF DIRECTORS

    The business of the Company shall be managed and conducted by the Board.

 3. MANAGEMENT OF THE COMPANY

    (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting. The Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company.

    (2) Subject to these Bye-laws, the Board may from time to time and at any time delegate to any company, firm, person or body of persons any power of the Board (including the power to sub-delegate).

    (3) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

    (4) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

 4. POWER TO APPOINT MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER

    The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

                                      III-6

 5. POWER TO APPOINT MANAGER

    The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

 6. POWER TO AUTHORISE SPECIFIC ACTIONS

    The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

 7. POWER TO APPOINT ATTORNEY

    The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

 8. POWER TO DELEGATE TO A COMMITTEE, INCLUDING EXECUTIVE COMMITTEE

    (1) The Board may delegate any of its powers to one or more committees appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. Subject to Bye-law 8(4), the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable, are not inconsistent with the following provisions of this Bye-law and are not superseded by directions imposed by the Board.

    (2) Without limiting the generality of Bye-law 8(1) above, the Board may appoint an Executive Committee consisting of one or more Directors, one of whom shall be designated as chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his or her term as a Director or his or her earlier resignation or removal as a member of the Executive Committee or as a Director or until he or she otherwise vacates the office of Director.

    (3) The Executive Committee shall have and may exercise all the powers and authority of the Board, except that the Executive Committee shall not have power or authority in relation to the following matters: (i) approving or adopting, or recommending to the Shareholders, any action or matter expressly required by applicable law or these Bye-laws to be submitted to the Shareholders for approval; or (ii) rescinding, altering or amending these Bye-laws or any provision hereof.

    (4) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the s of the Executive Committee shall determine. The Executive Committee shall keep minutes of its meetings, which it shall deliver to the Board from time to time. The chairman of the Executive Committee or, in his or her absence, a member of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee.

                                      III-7

    (5) A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that if the Executive Committee shall consist of only one member, that one member shall constitute a quorum.

    (6) Unless otherwise provided by the Board, a majority of the members of each committee other than the Executive Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be required for any action of such committee.

    (7) In the absence of a member of any committee, member or members thereof present at any meeting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any committee or any member of any committee.

    (8) Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board. Any committee member may waive compensation for any meeting. Subject to Bye-law 21(1), any committee member receiving compensation under these provisions shall not be barred from serving the Company in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

 9. POWER TO APPOINT AND DISMISS EMPLOYEES

    The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10. POWER TO BORROW AND CHARGE PROPERTY

    The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11. EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

    (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

    (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to
        Section 132G of the Act.

12. ELECTION OF DIRECTORS

    (1) The Board shall consist of not less than three (3) nor more than eighteen (18) Directors, the exact number to be such as the Directors may from time to time determine, who shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except as provided in these Bye-laws, at the annual general meeting or at any special general meeting called for the purpose and who shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

    (2) Any vacancy on the Board left unfilled at a general meeting may be filled by the Board.

                                      III-8

    (3) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election as Directors may be made at any annual general meeting of Shareholders, or at any special general meeting of Shareholders called for the purpose of electing Directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or
        (b) by any person who: (i) is a Shareholder of record or beneficial owner of shares of the Company on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Shareholders entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

    (4) In addition to any other applicable requirements, for a nomination to be made by a Shareholder or beneficial owner pursuant to paragraph (3)(b) of this Bye-law, such Shareholder or beneficial owner must have given timely notice thereof in proper written form to the Secretary.

    (5) To be timely, a notice given to the Secretary pursuant to paragraph (4) of this Bye-law must be delivered to or mailed and received at the registered office and the principal executive offices of the Company as set forth in the Company's filings with the U.S. Securities and Exchange
        Commission: (a) in the case of an annual general meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within sixty (60) days before or after such anniversary date, in order to be timely notice must be so received not later than the close of business on the seventh (7th) day following the day on which notice of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs; and (b) in the case of a special general meeting called for the purpose of electing Directors, not later than the close of business on the seventh (7th) day following the day on which notice of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.

    (6) To be in proper written form, a notice given to the Secretary pursuant to paragraph (4) of this Bye-law must set forth: (a) as to each person whom the Shareholder or beneficial owner proposes to nominate for election as a Director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares which are owned beneficially or registered in the name of the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the Shareholder or beneficial owner giving the notice (i) the name and record address of such Shareholder or beneficial owner, (ii) the class or series and number of shares which are owned beneficially or registered in the name of such Shareholder or beneficial owner, (iii) a description of all arrangements or understandings between such Shareholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Shareholder or beneficial owner, (iv) a representation that such Shareholder intends to appear in person or by proxy, or such beneficial owner intends to appear as proxy holder or corporate representative of the registered Shareholder, at the meeting to nominate the persons named in its notice, and (v) any other information relating to such Shareholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

                                      III-9

    (7) No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Bye-law. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

    (8) Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

13. DEFECTS IN APPOINTMENT OF DIRECTORS

    All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14. ALTERNATE DIRECTORS

    (1) Any general meeting of the Company may elect a person or persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorise the Board to appoint such Alternate Directors. Unless the Shareholders otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

    (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

    (3) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15. REMOVAL OF DIRECTORS

    (1) Subject to any provision to the contrary in these Bye-laws, the Shareholders entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

    (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Shareholders at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

                                      III-10

16. VACANCIES ON THE BOARD

    (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director, or as a result of an increase in the number of Directors determined by the Board from time to time, and to appoint an Alternate Director to any Director so appointed.

    (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

    (3) The office of Director shall be vacated if the Director:

        (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

        (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

        (c)  is or becomes of unsound mind or dies;

        (d)  resigns his or her office by notice in writing to the Company.

17. NOTICE OF MEETINGS OF THE BOARD

    (1) The Chairman or any two Directors may, and the Secretary on the requisition of the Chairman or any two Directors shall, at any time summon a meeting of the Board.

    (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

18. QUORUM AT MEETINGS OF THE BOARD

    The quorum necessary for the transaction of business at a meeting of the Board shall be the greater of two Directors, and not less than one third of the total number of Directors (excluding Alternate Directors) then in office.

19. MEETINGS OF THE BOARD

    (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

    (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

    (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20. UNANIMOUS WRITTEN RESOLUTIONS

    A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be
                                      III-11
    effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

21. CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

    (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

    (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

    (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22. REMUNERATION OF DIRECTORS

    (1) Directors shall be entitled to such compensation for their services as Directors as may from time to time be fixed by the Board. The compensation may be on such basis as is determined by the Board. Any Director may waive compensation for any meeting. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

    (2) Subject to Bye-law 21(1), any Director receiving compensation and reimbursement under these provisions shall not be barred from serving the Company in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

                                    OFFICERS

23. OFFICERS OF THE COMPANY

    The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24. APPOINTMENT OF OFFICERS

    (1) The Board shall, as soon as possible after the statutory meeting of Shareholders and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

    (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25. REMUNERATION OF OFFICERS

    The Chairman shall receive such remuneration as the Board may from time to time determine. The Officers other than the Chairman shall receive such remuneration as the Chairman may from time to time determine.

                                      III-12

26. DUTIES OF OFFICERS

    The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27. CHAIRMAN OF MEETINGS

    Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Shareholders and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28. REGISTER OF DIRECTORS AND OFFICERS

    The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                    MINUTES

29. OBLIGATIONS OF BOARD TO KEEP MINUTES

    (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

        (a)  of all elections and appointments of Officers;

        (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

        (c) of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board and meetings of committees appointed by the Board.

    (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                   INDEMNITY

30. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY, ADVANCEMENT OF EXPENSES

    (1) The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.
                                      III-13

    (2) Subject to the Act and these Bye-laws, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 30 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 30. The Company shall accept any such undertaking of any such person without regard to the financial condition of such person. Notwithstanding the foregoing, this paragraph (2) will not require the Company to advance expenses with respect to any matter initiated by or on behalf of any such person against the Company or any of its subsidiaries, whether as an initial action or by counter or similar claim, without the prior approval of the Board. The provisions of this paragraph (2) shall inure to the benefit of the heirs, executors and administrators of any person entitled to the benefits hereof. No amendment to this paragraph (2), directly or by amendment to any other provision of these Bye-laws, shall have any retroactive effect with respect to any matter arising from or based on any act or omission to act by any person which occurs prior to the effectiveness of that amendment.

31. WAIVER OF CLAIM BY SHAREHOLDER

    Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

32. NOTICE OF ANNUAL GENERAL MEETING

    The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman or the Board shall appoint. At least 10 days notice of such meeting shall be given to each Shareholder stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33. NOTICE OF SPECIAL GENERAL MEETING

    The Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than 10 days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34. ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

    The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35. MEETING CALLED ON REQUISITION OF SHAREHOLDERS AND OTHER BUSINESS PROPOSED BY SHAREHOLDERS

    (1) Notwithstanding anything herein, the Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

                                      III-14

    (2) In addition to any rights of Shareholders under the Act, other business may be proposed to be brought before any annual general meeting of the Company, or any special general meeting of the Company by any person who: (i) is a Shareholder of record or beneficial owner of shares of the Company on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Shareholders entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

    (3) In addition to any other applicable requirements, for other business to be proposed by a Shareholder or beneficial owner pursuant to paragraph
        (2) of this Bye-law, such Shareholder or beneficial owner must have given timely notice thereof in proper written form to the Secretary.

    (4) To be timely, a notice given to the Secretary pursuant to paragraph (3) of this Bye-law must be delivered to or mailed and received at the registered office and the principal executive offices of the Company as set forth in the Company's filings with the U.S. Securities and Exchange
        Commission: (a) in the case of an annual general meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within sixty (60) days before or after such anniversary date, in order to be timely notice must be so received not later than the close of business on the seventh (7th) day following the day on which notice of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs; and (b) in the case of a special general meeting called for the purpose of electing Directors, not later than the close of business on the seventh (7th) day following the day on which notice of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.

    (5) To be in proper written form, a notice given to the Secretary pursuant to paragraph (3) of this Bye-law must set forth as to each matter such Shareholder or beneficial owner proposes to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting and the reasons for conducting such business at the general meeting, (ii) the name and record address of such Shareholder or beneficial owner, (iii) the class or series and number of shares of the Company which are owned beneficially or registered in the name of such Shareholder or beneficial owner, (iv) a description of all arrangements or understandings between such Shareholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder or beneficial owner and any material interest of such Shareholder or beneficial owner in such business, and (v) a representation that such Shareholder intends to appear in person or by proxy, or such beneficial owner intends to appear as proxy holder or corporate representative of the registered Shareholder, at the General Meeting to bring such business before the general meeting.

36. SHORT NOTICE

    A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37. POSTPONEMENT AND CANCELLATION OF MEETINGS

    The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Shareholder before the time for such meeting. Fresh
                                      III-15
    notice of the date, time and place for a postponed meeting shall be given to the Shareholders in accordance with the provisions of these Bye-laws.

38. QUORUM FOR GENERAL MEETING

    At any general meeting of the Company two persons or more present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39. ADJOURNMENT OF MEETINGS

    (1) The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present (and shall if so directed by a majority in number of those present) adjourn the meeting. In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

        (a) it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present; or

        (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

        (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

    (2) Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Shareholder in accordance with the provisions of these Bye-laws.

40. ATTENDANCE AND SECURITY AT MEETINGS

    (1) Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

    (2) The Board and, at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

41. WRITTEN RESOLUTIONS

    (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

                                      III-16

    (2) A resolution in writing may be signed by, or, in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Shareholders, or any class thereof, in as many counterparts as may be necessary.

    (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Shareholder to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

    (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly.

    (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

    (6) This Bye-law shall not apply to:

        (a)  a resolution passed pursuant to Section 89(5) of the Act; or

        (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

42. ATTENDANCE OF DIRECTORS

    The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43. VOTING AT MEETINGS

    (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

    (2) No Shareholder shall be entitled to vote at any general meeting unless such Shareholder has paid all the calls on all shares held by such Shareholder.

44. DECISION OF CHAIRMAN

    At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

45. VOTING ON A POLL

    At any general meeting a resolution put to the vote of the meeting shall be voted upon by a poll.

46. PROCEDURE FOR A POLL

    (1) Where, in accordance with the provisions of Bye-law 45, a resolution is put to the vote of any general meeting, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (3) of this Bye-Law or in the case of a general meeting at which one or more Shareholders are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the
                                      III-17
        meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

    (2) A poll to be taken in accordance with the provisions of Bye-law 45, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll on any other question shall be taken in such manner and at such time at such meeting as the chairman (or acting chairman) may direct and any business other than that in respect of which a poll will be taken may be proceeded with pending the taking of the poll.

    (3) On a poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two persons appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47. SENIORITY OF JOINT HOLDERS VOTING

    In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

48. INSTRUMENT OF PROXY

    (1) A Shareholder may appoint a proxy by (a) instrument in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto or in such other form as the Board may determine from time to time, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney, or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

    (2) The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

    (3) A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

    (4) The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

49. REPRESENTATION OF CORPORATIONS AT MEETINGS

    A corporation which is a Shareholder may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Shareholders and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

                                      III-18

                            SHARE CAPITAL AND SHARES

50. RIGHTS OF SHARES

    (1) At the date these Bye-laws are adopted, the share capital of the Company shall be divided into two classes: (i) 500,000,000 common shares of par value US$1.00 each (the "Common Shares") and (ii) 10,000,000 preference shares of par value US$1.00 each (the "Preference Shares").

    (2) The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

        (a)  be entitled to one vote per share;

        (b) be entitled to such dividends as the Board may from time to time declare;

        (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

        (d) generally be entitled to enjoy all of the rights attaching to shares.

    (3) Subject to these Bye-laws and to any resolution of the Shareholders to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

    (4) The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

        (a) the number of shares constituting that series and the distinctive designation of that series;

        (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

        (d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

        (e) whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

        (f) whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                                      III-19

        (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

        (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

        (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

51. POWER TO ISSUE SHARES

    (1) Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

    (2) At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

    (3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

    (4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, except as permitted by the Act.

    (5) The Company may from time to time do any one or more of the following things:

        (a) make arrangements on the issue of shares for a difference between the Shareholders in the amounts and times of payments of calls on their shares;

        (b) accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by such Shareholder, although no part of that amount has been called up;

        (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

        (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but
                                      III-20
             without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52. VARIATION OF RIGHTS, ALTERATION OF SHARE CAPITAL AND PURCHASE OF SHARES OF THE COMPANY

    (1) Without prejudice to the generality of Bye-law 50, subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Shareholders determine.

    (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

    (3) The Company may from time to time if authorised by resolution of the Shareholders change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Shareholders, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Shareholders.

    (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

53. REGISTERED HOLDER OF SHARES

    (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

    (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Shareholder at such Shareholder's address in the Register of Shareholders or, in the case of joint holders, to such address of the holder first named in the Register of Shareholders, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54. DEATH OF A JOINT HOLDER

    Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55. SHARE CERTIFICATES

    (1) Every Shareholder shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid
                                      III-21
        thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

    (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

    (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

56. CALLS ON SHARES

    (1) The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Shareholders (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

    (2) Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

    (3) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

57. FORFEITURE OF SHARES

    (1) If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Shareholder a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

    (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

    (3) A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

    (4) The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

                                      III-22

                              REGISTER OF MEMBERS

58. CONTENTS OF REGISTER OF SHAREHOLDERS

    The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

59. INSPECTION OF REGISTER OF SHAREHOLDERS

    The Register of Shareholders shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Shareholders may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

60. DETERMINATION OF RECORD DATES

    Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

    (a) determining the Shareholders entitled to receive any dividend; and

    (b) determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

61. INSTRUMENT OF TRANSFER

    (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

    (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

    (3) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

62. RESTRICTION ON TRANSFER

    (1) The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

    (2) If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63. TRANSFERS BY JOINT HOLDERS

    The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with
                                      III-23
    a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

                             TRANSMISSION OF SHARES

64. REPRESENTATIVE OF DECEASED SHAREHOLDER

    In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the provisions of
    Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Shareholder.

65. REGISTRATION ON DEATH OR BANKRUPTCY

    Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder's death or bankruptcy, as the case may be.

                       DIVIDENDS AND OTHER DISTRIBUTIONS

66. DECLARATION OF DIVIDENDS BY THE BOARD

    The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

67. OTHER DISTRIBUTIONS

    The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

68. RESERVE FUND

    The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

69. PAYMENT OF DIVIDENDS AND DEDUCTION OF AMOUNTS DUE TO THE COMPANY

    (1) Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Shareholders (in the case of joint
                                      III-24

        Shareholders, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Shareholders) or person entitled thereto, or by direct bank transfer to such bank account as such Shareholder or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Shareholder may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

    (2) The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls or otherwise.

    (3) Any dividend or other monies payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

    (4) The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Shareholder if those instruments have been returned undelivered to, or left uncashed by, that Shareholder on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Shareholder's new address. The entitlement conferred on the Company by this Bye-law 69(4) in respect of any Shareholder shall cease if the Shareholder claims a dividend or cashes a dividend warrant or cheque.

                                 CAPITALISATION

70. ISSUE OF BONUS SHARES

    (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Shareholders.

    (2) The Board may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                       ACCOUNTS AND FINANCIAL STATEMENTS

71. RECORDS OF ACCOUNT

    The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

    (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

    (b) all sales and purchases of goods by the Company; and

    (c) the assets and liabilities of the Company.

    Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.
                                      III-25

72. FINANCIAL YEAR END

    The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73. FINANCIAL STATEMENTS

    Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Shareholders in general meeting.

                                     AUDIT

74. APPOINTMENT OF AUDITOR

    Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75. REMUNERATION OF AUDITOR

    The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Shareholders may determine.

76. VACATION OF OFFICE OF AUDITOR

    If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

77. ACCESS TO BOOKS OF THE COMPANY

    The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78. REPORT OF THE AUDITOR

    (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.


    (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Shareholders in general meeting.



    (3) The generally accepted auditing standards referred to in subparagraph
        (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.


                                      III-26

                                    NOTICES

79. NOTICES TO SHAREHOLDERS OF THE COMPANY

    (1) A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder's address in the Register of Shareholders or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form.

    (2) The Company shall be under no obligation to send a notice or other document to the address shown for any particular Shareholder in the Register of Shareholders if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Shareholder at such address and may require a Shareholder with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

80. NOTICES TO JOINT SHAREHOLDERS

    Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

81. SERVICE AND DELIVERY OF NOTICE

    (1) Save as otherwise provided in Bye-law 81(2), any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

    (2) Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States or Bermuda.

                              SEAL OF THE COMPANY

82. THE SEAL

    The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

83. MANNER IN WHICH SEAL IS TO BE AFFIXED

    The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                      III-27

                                   WINDING-UP

84. WINDING-UP/DISTRIBUTION BY LIQUIDATOR

    If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             BUSINESS COMBINATIONS

85. BUSINESS COMBINATIONS

    (1) The Company shall not engage in any Business Combination unless such Business Combination has been approved by a resolution of the Board and by a resolution of the Shareholders holding a majority of the shares entitled to vote thereon.

    (2) In this Bye-law and Bye-law 86, "Business Combination" means any amalgamation, merger, consolidation or similar transaction involving the Company.

                             ALTERATION OF BYE-LAWS

86. (1) Subject to paragraph (2), no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the
        Shareholders:

    (2) Bye-law 85 shall not be rescinded, altered or amended, and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-law, until the same has been approved by a resolution of the Board and by a resolution of the Members holding a majority of the shares entitled to vote on a Business Combination pursuant to Bye-law 85.

                                      III-28

SCHEDULE -- FORM A (BYE-LAW 48)

Weatherford International Ltd.
(the "Company")

P R O X Y

I/We
of
--------------------------------------------------------------------------------
the holder(s) of ____ share(s) in the Company hereby appoint ____________________ or failing him/her ____________________ or failing him/her
____________________ as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the ___ day of ________, 20__, and at any adjournment thereof.

Dated this ___ day of ________, 20__

*GIVEN under the seal of the above-named
*Signed by the above-named

------------------------------------------------------

------------------------------------------------------
Witness

*Delete as applicable.

                                      III-29

SCHEDULE -- FORM B (BYE-LAW 57)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

     You have failed to pay the call of [amount of call] made on the _________ day of ______________, 20__ last, in respect of the [number]
share(s) [numbers in figures] standing in your name in the Register of Shareholders of the Company, on the ______ day of __________, 20__ last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of ________ per annum computed from the said ______ day of ___________, 20__ last, on or before the ______ day of ____________, 20__ next at the place of business of the Company the share(s) will be liable to be forfeited.

     Dated this ___________ day of _________________, 20__

     [Signature of Secretary]
     By order of the Board

                                      III-30

SCHEDULE -- FORM C (BYE-LAW 61)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED

------------------------------------------------------------------ [transferor]

hereby sells assigns and transfers unto------------------------- [transferee] of ------------------------- of------------------------------------ [address]
------------------------------------------ [number of shares]
shares of Weatherford International Ltd.

Dated
----------------------------------

------------------------------------------
     (Transferor)

In the presence of:

------------------------------------------
     (Witness)

------------------------------------------
     (Transferee)

In the presence of:

------------------------------------------
     (Witness)

                                      III-31

SCHEDULE -- FORM D (BYE-LAW 65)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Shareholder] to [number] share(s) standing in the register of members of Weatherford International Ltd. in the name of the said [name of deceased Shareholder] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

     WITNESS our hands this ----------- day of -------------, 200-
     Signed by the above-named
     [person or persons entitled]
     in the presence of:
     Signed by the above-named
     [transferee]
     in the presence of:

                                      III-32

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) that such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct (i) by the stockholders, (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) by independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct. Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. As permitted by the DGCL, the amended and restated certificate of incorporation provides that directors of Weatherford Delaware shall have no personal liability to Weatherford Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Weatherford Delaware or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc., or Lehman Brothers, constitute two of the eight members of the board of directors of Weatherford Delaware. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc., or Holdings, both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of Weatherford Delaware, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Del aware law. Messrs. Butters and Millard are serving as directors of Weatherford Delaware at the request of Lehman Brothers and Holdings. The amended and restated by-laws of Weatherford Delaware provide that Weatherford Delaware shall to the fullest extent permitted by the DGCL indemnify each of its present and former officers and directors, and each of its present or former officers, directors, agents or employees who are serving or have served at the request of Weatherford Delaware as an officer, director or partner (or in any similar position) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether by or in the right of Weatherford Delaware, by a third party or otherwise, to which such person is made a party or threatened to be made a party by reason of such office in Weatherford Delaware or in another corporation, partnership, joint venture, trust or other enterprise. The amended and restated by-laws also provide that to the fullest extent that the DGCL permits, under general or specific authority granted by the board of directors, (a) Weatherford Delaware may furnish such indemnification to its agents and employees with respect to their activities on behalf of Weatherford Delaware; (b) Weatherford Delaware may furnish such indemnification to each present or former officer, director, employee or agent of a constituent corporation absorbed in a consolidation or merger with Weatherford Delaware and to each officer, director, agent or employee who is or was serving at the request of such constituent corporation as an officer, director, agent or employee of another corporation, partnership, joint venture, trust or other enterprise; and (c) Weatherford Delaware may purchase and maintain indemnification insurance on behalf of any of the officers, directors, agents or employees whom it is required or permitted to indemnify. Section 145 of the DGCL also empowers a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporations, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145. Policies of insurance are maintained by Weatherford Delaware under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers. Messrs. Butters and Millard are insured against certain liabilities that they may incur in their capacity as directors pursuant to insurance maintained by Holdings.

     Weatherford International Ltd. is a Bermuda exempted company. Section 98 of the Companies Act of 1981 of Bermuda, as amended (the Companies Act), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. In addition, Weatherford International Ltd. expects to enter into indemnification agreements with its directors and certain executive officers substantially similar to those of Weatherford International, Inc. described above.

     Weatherford International Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  2.1          Agreement and Plan of Merger among Weatherford
               International, Inc., Weatherford Merger, Inc., Weatherford
               International Ltd. and Weatherford U.S. Holdings, L.L.C.
               (included as Annex I to the proxy statement/prospectus).
  3.1*         Memorandum of Association of Weatherford International Ltd.
               (included as Annex II to the proxy statement/prospectus).
  3.2*         Bye-Laws of Weatherford International Ltd. (included as
               Annex III to the proxy statement/ prospectus).
  5.1*         Opinion of Conyers Dill & Pearman as to the legality of the securities being issued.
  8.1*         Opinion of Baker & McKenzie as to certain tax matters.
  8.2*         Opinion of Conyers Dill & Pearman as to certain tax matters.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  8.3*         Opinion of David King & Co. as to certain tax matters.
 23.1*         Consent of Ernst & Young LLP.
 23.2*         Consent of Arthur Andersen LLP.
 23.3*         Consent of Baker & McKenzie (included in Exhibit 8.1).
 23.4*         Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.2).
 23.5*         Consent of David King & Co. (included in Exhibit 8.3)
 24.1+         Powers of Attorney.
 99.1+         Form of Proxy Card.


---------------


* Filed herewith.



+ Previously filed.


ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other times of the applicable form. The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 22nd day of May, 2002.


                                          WEATHERFORD INTERNATIONAL LTD.

                                          By:                  *
                                            ------------------------------------
                                              Name:  Bernard J. Duroc-Danner
                                              Title:   President, Chief
                                                       Executive Officer,
                                                       Chairman of the Board and
                                                       Director (Principal
                                                       Executive Officer)


     In accordance with the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates stated.



                    SIGNATURE                                     TITLE                       DATE
                    ---------                                     -----                       ----

                        *                               President, Chief Executive        May 22, 2002
 ------------------------------------------------     Officer, Chairman of the Board
             Bernard J. Duroc-Danner                     and Director (Principal
                                                            Executive Officer)


                        *                             Treasurer (Principal Financial      May 22, 2002
 ------------------------------------------------        and Accounting Officer)
                Lisa W. Rodriguez


                        *                              Vice President and Director        May 22, 2002
 ------------------------------------------------
                  Burt M. Martin


              */s/ BURT M. MARTIN                                                         May 22, 2002
  ---------------------------------------------
                  Burt M. Martin
                 Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  2.1          Agreement and Plan of Merger among Weatherford
               International, Inc., Weatherford Merger, Inc., Weatherford
               International Ltd. and Weatherford U.S. Holdings LLC
               (included as Annex I to the proxy statement/prospectus).
  3.1*         Memorandum of Association of Weatherford International Ltd.
               (included as Annex II to the proxy statement/prospectus).
  3.2*         Bye-Laws of Weatherford International Ltd. (included as
               Annex III to the proxy statement/ prospectus).
  5.1*         Opinion of Conyers Dill & Pearman as to the legality of the securities being issued.
  8.1*         Opinion of Baker & McKenzie as to certain tax matters.
  8.2*         Opinion of Conyers Dill & Pearman as to certain tax matters.
  8.3*         Opinion of David King & Co. as to certain tax matters.
 23.1*         Consent of Ernst & Young LLP.
 23.2*         Consent of Arthur Andersen LLP.
 23.3*         Consent of Baker & McKenzie (included in Exhibit 8.1).
 23.4*         Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.2).
 23.5*         Consent of David King & Co. (included in Exhibit 8.3)
 24.1+         Powers of Attorney.
 99.1+         Form of Proxy Card.


---------------


* Filed herewith.



+ Previously filed.